Exhibit 10.6

Execution Version

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

Dated as of March 6, 2020
among

BANK OF AMERICA, N.A.,
as Initial ABL Agent
and
CORTLAND PRODUCTS CORP.,
as Initial Term Agent

and acknowledged and agreed to by

KEY ENERGY SERVICES, INC.,
as the Company

and the other Grantors referred to herein

1

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US-DOCS\73525557.3
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US-DOCS\113927915.3
US-DOCS\113927915.8

7.7	Waiver	46
7.8	Separate Grants of Security and Separate Classification	46
7.9	Effectiveness in Insolvency or Liquidation Proceedings	47
7.1	Asset Dispositions	47
SECTION 8 RELIANCE; WAIVERS; ETC		48
8.1	Reliance	48
8.2	No Warranties or Liability	48
8.3	No Waiver of Lien Priorities	49
8.4	Obligations Unconditional	51
SECTION 9 MISCELLANEOUS		52
9.1	Integration/Conflicts	52
9.2	Effectiveness; Continuing Nature of this Agreement; Severability	52
9.3	Amendments; Waivers	53
9.4	Information Concerning Financial Condition of the	53
	Company and its Subsidiaries
9.5	Subrogation	54
9.6	Submission to Jurisdiction; Certain Waivers	54
9.7	WAIVER OF JURY TRIAL	55
9.8	Notices	55
9.9	Further Assurances	56
9.1	APPLICABLE LAW	56
9.11	Binding on Successors and Assigns	56
9.12	Headings	56
9.13	Counterparts	56
9.14	Authorization	57
9.15	No Third Party Beneficiaries / Provisions Solely to Define	57
	Relative Rights
9.16	No Indirect Actions	57
9.17	Additional Grantors	57
9.18	Additional Credit Agreements	57

AMENDED AND RESTATED INTERCREDITOR AGREEMENT
This AMENDED AND RESTATED INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is dated as of March 6, 2020, and entered into by and among BANK OF AMERICA, N.A., a national banking association (“BAML”), as agent for the holders of the Initial ABL Obligations (as defined below) (in such capacity and together with its successors and assigns from time to time, the “Initial ABL Agent”), CORTLAND PRODUCTS CORP., a Delaware corporation, as agent for the holders of the Initial Term Obligations (as defined below) and CORTLAND CAPITAL MARKET SERVICES LLC, a Delaware limited liability company, as agent for the Initial Term Obligations solely with respect to Collateral consisting of Vehicles (as defined in the Initial Term Loan Agreement) (in such capacity and together with their successors and assigns from time to time, collectively, the “Initial Term Agent”) and acknowledged and agreed to by KEY ENERGY SERVICES, INC., a Delaware corporation (the “Company”), and the other Grantors (as defined below). Capitalized terms used in this Agreement have the meanings set forth in Section 1 below.
RECITALS
The Company, KEY ENERGY SERVICES, LLC, a Texas limited liability company (“Key Energy LLC”), the Grantors party thereto, the lenders and agents party thereto, and Initial ABL Agent entered into that certain Loan and Security Agreement dated as of December 15, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial ABL Credit Agreement”);
The Company, Key Energy LLC, the Grantors party thereto, the lenders and agents party thereto, and the Initial Term Agent have entered into that certain Amended and Restated Term Loan and Security Agreement dated as of the date hereof providing for a term loan (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Term Loan Agreement”);
The ABL Obligations are to be secured (i) by Liens on the ABL Priority Collateral that are senior to the Liens of the Term Claimholders on the ABL Priority Collateral and (ii) by Liens on the Term Priority Collateral that are junior in priority to the Liens of the Term Claimholders on the Term Priority Collateral;
The Term Obligations are to be secured (i) by Liens on the Term Priority Collateral that are senior to the Liens of the ABL Claimholders on the Term Priority Collateral and (ii) by Liens on the ABL Priority Collateral that are junior in priority to the Liens of the ABL Claimholders on the ABL Priority Collateral;
The ABL Loan Documents and the Term Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and
In connection with the foregoing, the Initial Term Agent on behalf of the Term Claimholders and the Initial ABL Agent on behalf of the ABL Claimholders have agreed to amend and restate that certain Intercreditor Agreement dated as of December 15, 2016 (as amended, restated or otherwise modified prior to the effectiveness of this Agreement, the “Original Intercreditor Agreement”), by and between the Initial Term Agent, the Initial ABL Agent and the Grantors party thereto, as provided in this Agreement.
In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the Term Agents on behalf of the Term Claimholders and the ABL Agents on behalf of the ABL Claimholders, intending to be legally bound, hereby agrees as follows:
AGREEMENT
SECTION 1

DEFINITIONS
1.1    Defined Terms. Each of Accounts, Account Debtor, Chattel Paper, Deposit Accounts, Commercial Tort Claims, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit, Letter of Credit Rights, Proceeds, Securities and Securities Accounts shall have the meanings set forth in Articles 8 or 9 of the UCC. In addition, as used in this Agreement, the following terms shall have the meanings set forth below.
“ABL Agent” means each of (i) the Initial ABL Agent, (ii) any new ABL Agent identified by the Company pursuant to Section 5.6(a) and (iii) any agent or trustee under any Additional ABL Credit Agreement, in each case, together with any successor thereto and “ABL Agents” shall mean, collectively, each ABL Agent.
“ABL Bank Product Obligations” means, all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred) of the Company or any other Grantor, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any ABL Bank Products.
“ABL Bank Products” means any of the following products, services or facilities extended to any Grantor by an ABL Lender or any of its Affiliates: (a) services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services; (b) products under Swap Contracts; (c) commercial credit card, purchase cards and merchant card services; and (d) other banking products or services, other than letters of credit issued under the ABL Credit Agreement.
“ABL Cap Amount” means, (x) unless the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding, (i) $100,000,000 plus (ii) an amount equal to unpaid accrued interest (including Post-Petition Interest), premium, fees and expenses in respect of the ABL Obligations and (y) if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding, the sum of (i) 115% of the commitments under the ABL Credit Agreement immediately prior to such Insolvency or Liquidation Proceeding (taking into account any previous permitted increases or permanent decreases of commitments pursuant to clause (x) above) or, if no commitments under the ABL Credit Agreement are in effect immediately prior to such Insolvency or Liquidation Proceeding, 115% of the outstanding ABL Obligations outstanding immediately prior to such Insolvency or Liquidation Proceeding (except for any portion of such ABL Obligations in excess of the amount specified in clause (x) above) plus (ii) an amount equal to unpaid accrued interest (including Post-Petition Interest), premium, fees and expenses in respect of the ABL Obligations.
“ABL Claimholders” means, at any relevant time, the holders of ABL Obligations at that time, including the ABL Lenders, any ABL Hedge Provider, any provider of ABL Bank Products Obligations, issuing bank(s) of letters of credit issued pursuant to the ABL Credit Agreement and the agents under the ABL Loan Documents.
“ABL Collateral Documents” means the Security Documents (as defined in the ABL Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed (other than this Agreement).
“ABL Credit Agreement” means collectively, (a) the Initial ABL Credit Agreement and (b) each Additional ABL Credit Agreement. Any reference to the ABL Credit Agreement hereunder shall be deemed a reference to each ABL Credit Agreement then in existence.
“ABL Credit Party” means “Obligor,” “Credit Party” or “Loan Party” as defined in the ABL Credit Agreement.
“ABL Declined Liens” has the meaning set forth in Section 2.3.
“ABL Default” means an “Event of Default” as defined in an ABL Credit Agreement or any similar event or condition set forth in any other ABL Loan Document which causes, or permits holders of the applicable ABL Obligations outstanding thereunder to cause, the ABL Obligations outstanding thereunder to become immediately due and payable.
“ABL Exclusive Priority Cash Collateral” has the meaning set forth in Section 2.3.
“ABL Hedge Agreement” means a Swap Contract entered into with a ABL Hedge Provider in order to satisfy the requirements of the ABL Credit Agreement, the Term Loan Agreement or otherwise as permitted under the ABL Loan Documents and Term Loan Documents, in each case to the extent secured, or purported to be secured, under the ABL Collateral Documents.
“ABL Hedge Provider” shall mean any Person who has entered into an ABL Hedge Agreement with an ABL Credit Party.
“ABL Hedging Obligation” means any obligation of any ABL Credit Party under any ABL Hedge Agreement.
“ABL Lenders” means the “Lenders” under and as defined in each ABL Credit Agreement.

“ABL Loan Documents” means each ABL Credit Agreement and the Credit Documents or Loan Documents (as defined in the respective ABL Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other ABL Obligation, and any other document or instrument executed or delivered at any time in connection with any ABL Obligations, including any intercreditor or joinder agreement among holders of ABL Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“ABL Mortgages” means all mortgages, deeds of trust and other documents under which a Lien on real property is granted to secure the ABL Obligations.
“ABL Obligations” means, (a) all principal of and premium, if any, on the loans made (or deemed made) pursuant to any ABL Credit Agreement, (b) all reimbursement obligations, if any, and interest thereon with respect to any letter of credit or similar instruments issued pursuant to any ABL Credit Agreement, (c) all interest, expenses, fees, indemnification obligations and other amounts payable by ABL Credit Parties under the ABL Loan Documents, (d) all ABL Hedging Obligations, (e) all ABL Bank Product Obligations, and (f) all other obligations and liabilities of any kind owing by ABL Credit Parties pursuant to the ABL Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including Post-Petition Interest with respect to the Obligations described in clauses (a) through (f), whether or not allowed in any Insolvency or Liquidation Proceeding; provided, that the ABL Obligations of an ABL Credit Party shall not include its “Excluded Swap Obligations” (as defined in any ABL Credit Agreement). Notwithstanding the foregoing, if the sum of: (1) Indebtedness for borrowed money constituting principal outstanding under the ABL Credit Agreement and the other ABL Loan Documents (excluding ABL Bank Product Obligations and ABL Hedging Obligations); plus (2) the aggregate face amount of any letters of credit issued but not reimbursed under the ABL Credit Agreement, is in excess of, in the aggregate, the ABL Cap Amount, then only that portion of such Indebtedness and such aggregate face amount of letters of credit equal to the ABL Cap Amount shall be included in ABL Obligations and interest and reimbursement obligations with respect to such Indebtedness and letters of credit shall only constitute ABL Obligations to the extent related to Indebtedness and face amounts of letters of credit included in the ABL Obligations. For avoidance of doubt, and notwithstanding anything to the contrary in the definition of ABL Cap Amount, the term “ABL Obligations” shall, in all circumstances, include, without limitation, all ABL Bank Product Obligations and all ABL Hedging Obligations (other than “Excluded Swap Obligations,” as defined in any ABL Credit Agreement).
“ABL Priority Collateral” means (i) Accounts, Chattel Paper and Receivables, in each case other than to the extent constituting identifiable proceeds of Term Priority Collateral; (ii) Deposit Accounts and Securities Accounts (and all cash, checks and other negotiable instruments, funds, other evidences of payment and other assets held therein), other than the TL Proceeds and Priority Collateral Account (as defined in the Term Loan Agreement as in effect on the date hereof); (iii) all Inventory; (iv) to the extent evidencing, governing, securing or otherwise reasonably related to any of the foregoing, all Documents, General Intangibles, Instruments, Commercial Tort Claims, Letters of Credit, Letter of Credit Rights and Supporting Obligations; provided, however, that to the extent any of the foregoing also evidence, govern, secure or otherwise reasonably relate to any Term Priority Collateral only that portion that evidences, governs, secures or primarily relates to ABL Priority Collateral shall constitute ABL Priority Collateral; provided, further, that the foregoing shall not include any Intellectual Property; (v) all books, records and documents related to the foregoing (including databases, customer lists and other records, whether tangible or electronic, which contain any information relating to any of the foregoing); and (vi) all Proceeds and products of any or all of the foregoing in whatever form received, including proceeds of business interruption and other insurance and claims against third parties, except to the extent such Proceeds constitute Term Priority Collateral provided that the ABL Priority Collateral shall not include the Excluded Assets.
“ABL Standstill Period” has the meaning set forth in Section 3.1.
“Access Period” means for each Real Estate Asset that is a Mortgaged Premises and any other Term Priority Collateral located thereon, the period, which begins on the day on which the ABL Agent provides the Term Agent with notice of its exercise of its access rights in accordance with Section 3.3(a) following either (a) delivery by the Term Agent to the ABL Agent of the notice required by Section 3.3(a) that any Term Agent (or its agent) has either obtained possession or control of such Term Priority Collateral or sold or otherwise disposed of such Term Priority Collateral or (b) delivery of an Enforcement Notice by the ABL Agent in accordance with Section 3.3(a), and ends on the earliest of (A) the 180th day after such date; provided, however, that such 180 day period shall be tolled during any period during which the ABL Agent is stayed or otherwise prohibited by law or court order from exercising remedies with respect to ABL Priority Collateral located on such Real Estate Asset; (B) the date on which all or substantially all of the ABL Priority Collateral located on such Real Estate Asset is sold, collected or liquidated; and (C) the Discharge of ABL Obligations.
“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, deposit account control agreement, securities account control agreement, or any similar deposit or securities account agreements among the Term Agent and/or the ABL Agent, one or more Grantors and the relevant financial institution depository or securities intermediary.
“Accounts” means all present and future “accounts” (as defined in Article 9 of the UCC).
“Additional ABL Credit Agreement” means any credit agreement, debt facility, indenture and/or commercial paper facility, in each case, with banks or other institutional or commercial lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell such receivables to) such lenders against such receivables), letters of credit, bankers’ acceptances, or other borrowings, that is secured by a Lien on the Collateral and has been designated as an ABL Credit Agreement in accordance with Section 9.18 hereof (including any Refinancing of any Indebtedness and letters of credit under any ABL Credit Agreement); provided, however, that (i) the Indebtedness and letters of credit under such Additional ABL Credit Agreement is permitted to be incurred, secured and guaranteed on such basis by each ABL Loan Document (other than any such document that is being Refinanced or replaced by such Additional ABL Credit Agreement) and each Term Loan Document, (ii)  the ABL Agent under such Additional ABL Credit Agreement shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section

9.18 hereof and (iii) each of the other requirements of Section 9.18 shall have been complied with. The requirements of clause (i) of the immediately preceding sentence shall be tested only as of (x) the date of execution of a joinder agreement in substantially the form of Exhibit C hereto by the agent for the applicable Additional ABL Credit Agreement if pursuant to a commitment entered into at the time of such joinder agreement and (y) with respect to any later commitment or amendment to those terms to permit such Indebtedness and letters of credit, as of the date of such commitment and/or amendment.
“Additional Term Loan Agreement” means any credit agreement, debt facility, indenture and/or commercial paper facility, in each case, with banks or other institutional or commercial lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell such receivables to) such lenders against such receivables), letters of credit, bankers’ acceptances, or other borrowings, that is secured by a Lien on Collateral and has been designated as a Term Loan Agreement in accordance with Section 9.18 hereof (including any Refinancing of any Indebtedness and letters of credit under any Term Loan Agreement); provided, however, that (i) the Indebtedness and letters of credit under such Additional Term Loan Agreement is permitted to be incurred, secured and guaranteed on such basis by each ABL Loan Document and each Term Loan Document (other than any such document that is being Refinanced or replaced by such Additional Term Loan Agreement), (ii)  the Term Agent under such Additional Term Loan Agreement shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 9.18 hereof and (iii) each of the other requirements of Section 9.18 shall have been complied with. The requirements of clause (i) of the immediately preceding sentence shall be tested only as of (x) the date of execution of a joinder agreement in substantially the form of Exhibit C hereto by the agent for the applicable Additional Term Loan Agreement if pursuant to a commitment entered into at the time of such joinder agreement and (y) with respect to any later commitment or amendment to those terms to permit such Indebtedness and letters of credit, as of the date of such commitment and/or amendment.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent” means each of the ABL Agents and/or the Term Agents, as the context may require.
“Agreement” has the meaning set forth in the Preamble to this Agreement.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York.

“Claimholders” means the ABL Claimholders and/or the Term Claimholders, as the context may require.
“Collateral” means, at any time, all of the assets and property of any Grantor, whether real, personal or mixed, in which the holders of any ABL Obligations and the holders of any Term Obligations (or their respective Agents) hold, purport to hold or are required to hold, a security interest at such time (or are required pursuant to Section 2 to be granted a security interest), including any property subject to Liens granted pursuant to Section 7 to secure both any ABL Obligations and any Term Obligations and whether or not the liens on any such assets or property are allowed, disallowed, subordinated or avoided in any respect.
“Collateral Documents” means the ABL Collateral Documents and the Term Collateral Documents.
“Company” has the meaning set forth in the Preamble to this Agreement.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright or copyrights owned by a third party, including the grant of rights to reproduce, distribute, display, perform, create derivative works of and otherwise exploit material works protected by any Copyright.
“Copyrights” means each of the following that is owned by any Grantor: (i) all copyrights arising under the laws of the United States, any other country or group of countries or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office; and (ii) the right to obtain all renewals thereof.
“Declined Liens” has the meaning set forth in Section 2.3.
“DIP Financing” has the meaning set forth in Section 7.1.
“Discharge of ABL Obligations” means, except to the extent otherwise expressly provided in Section 5.6, each of the following has occurred:
(a)    payment in full in cash of the principal of and any interest, fees and other charges accruing (including Post-Petition Interest, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness under the ABL Loan Documents and constituting ABL Obligations;
(b)    payment in full in cash of all ABL Hedging Obligations (other than inchoate or contingent or reimbursable obligations for which no claim has been asserted) or the cash collateralization of all such ABL Hedging Obligations on terms satisfactory to each applicable counterparty (or delivery of a standby letter of credit as contemplated by the ABL Credit Agreement) and the expiration or termination of all transactions under ABL Hedge Agreements, in each case, whether or not such amounts are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding;
(c)    payment in full in cash (or cash collateralization or defeasance in accordance with the ABL Loan Documents) of all other ABL Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than inchoate or contingent or reimbursable obligations for which no claim has been asserted by any of the ABL Claimholders), in each case, whether or not such amounts are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding;
(d)    termination or expiration of all commitments, if any, to extend credit that would constitute ABL Obligations; and
(e)    termination or cash collateralization (in an amount and manner reasonably satisfactory to the ABL Agent, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued under the ABL Loan Documents and constituting ABL Obligations (or delivery of a standby letter of credit as contemplated by the ABL Credit Agreement);
provided, however, that notwithstanding the foregoing, Discharge of ABL Obligations shall not be deemed to have occurred unless all of the foregoing claims have actually been paid in full in cash (or if applicable, fully cash collateralized in accordance with the provisions of the ABL Loan Documents), whether or not such amounts are allowed or disallowed vis-a-vis any Grantor, and notwithstanding any discharge of any or all such claims pursuant to section 1141(d) of the Bankruptcy Code or otherwise.
“Discharge of Excess ABL Obligations” means, except to the extent otherwise expressly provided in Section 5.6, each of the following has occurred:
(a)    payment in full in cash of the principal of and any interest, fees and other charges accruing (including Post-Petition Interest, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness under the ABL Loan Documents and constituting Excess ABL Obligations;
(b)    payment in full in cash of all other Excess ABL Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than inchoate or contingent or reimbursable obligations for which no claim has been asserted by any of the ABL Claimholders), in each case, whether or not such amounts are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding; and
(c)    termination or expiration of all commitments, if any, to extend credit that would constitute Excess ABL Obligations;

provided, however, that notwithstanding the foregoing, Discharge of Excess ABL Obligations shall not be deemed to have occurred unless all of the foregoing claims have actually been paid in full in cash (or if applicable, fully cash collateralized in accordance with the provisions of the ABL Loan Documents), whether or not such amounts are allowed or disallowed vis-a-vis any Grantor, and notwithstanding any discharge of any or all such claims pursuant to section 1141(d) of the Bankruptcy Code or otherwise.
“Discharge of Excess Term Obligations” means, except to the extent otherwise expressly provided in Section 5.6, each of the following has occurred:
(a)    payment in full in cash of the principal of and any interest, fees and other charges accruing (including Post-Petition Interest, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness under the Term Loan Documents and constituting Excess Term Obligations;
(b)    payment in full in cash of all other Excess Term Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than inchoate or contingent or reimbursable obligations for which no claim has been asserted by any of the Term Claimholders), in each case, whether or not such amounts are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding; and
(c)    termination or expiration of all commitments, if any, to extend credit that would constitute Excess Term Obligations;
provided, however, that notwithstanding the foregoing, Discharge of Excess Term Obligations shall not be deemed to have occurred unless all of the foregoing claims have actually been paid in full in cash (or if applicable, fully cash collateralized in accordance with the provisions of the Term Loan Documents), whether or not such amounts are allowed or disallowed vis-a-vis any Grantor, and notwithstanding any discharge of any or all such claims pursuant to section 1141(d) of the Bankruptcy Code or otherwise.
“Discharge of Prior Lien Obligations” means (a) with respect to the ABL Priority Collateral as it relates to the Term Claimholders, the Discharge of ABL Obligations; and (b) with respect to the Term Priority Collateral as it relates to the ABL Claimholders, the Discharge of Term Obligations.
“Discharge of Term Obligations” means, except to the extent otherwise expressly provided in Section 5.6, each of the following has occurred:
(a)    payment in full in cash of the principal of and any interest, fees and other charges accruing (including Post-Petition Interest, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness under the Term Loan Documents and constituting Term Obligations;
(b)    payment in full in cash of all other Term Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than inchoate or contingent or reimbursable obligations for which no claim has been asserted by any of the Term Claimholders), in each case, whether or not such amounts are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding; and
(c)    termination or expiration of all commitments, if any, to extend credit that would constitute Term Obligations;
provided, however, that notwithstanding the foregoing, Discharge of Term Obligations shall not be deemed to have occurred unless all of the foregoing claims have actually been paid in full in cash (or if applicable, fully cash collateralized in accordance with the provisions of the Term Loan Documents), whether or not such amounts are allowed or disallowed vis-a-vis any Grantor, and notwithstanding any discharge of any or all such claims pursuant to section 1141(d) of the Bankruptcy Code or otherwise.
“Disposition” has the meaning set forth in Section 5.1(b).
“Enforcement Action” means any action to:
(a)    foreclose, execute, levy, or collect on, take possession or control of (other than for purposes of perfecting a Lien thereon), sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral or otherwise exercise or enforce remedial rights with respect to Collateral under the ABL Loan Documents or the Term Loan Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to Account Debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);
(b)    solicit bids from third Persons, approve bid procedures for any proposed disposition of Collateral, to conduct the liquidation or disposition of Collateral or engage or retain sales brokers, marketing agents, investment bankers, accountants, auctioneers, or other third Persons for the purposes of marketing, promoting, and selling Collateral;
(c)    receive a transfer of Collateral in satisfaction of Indebtedness or any other Obligation secured thereby;
(d)    otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the ABL Loan Documents or Term Loan Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral); or
(e)    the Disposition of Collateral by any Grantor after the occurrence and during the continuation of an event of default under the ABL Loan Documents or the Term Loan Documents with the consent of the ABL Agent or Term Agent, as applicable;

provided, however, that notwithstanding the foregoing, none of the following shall constitute an Enforcement Action: (i) the establishment or modification of (x) borrowing base and/or availability reserves or other reserves against collateral, (y) eligibility criteria for Accounts or Inventory, or (z) other conditions for advances; (ii) the changing of advance rates or advance sub-limits; (iii) the imposition of a default rate or late fee; (iv) the collection and application (including pursuant to “cash dominion” provisions) of Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts, in each case, against the ABL Obligations pursuant to the provisions of the ABL Loan Documents (including the notification of Account Debtors, depositary institutions or any other Person to deliver proceeds of Collateral to the ABL Agent); (v) the cessation of lending pursuant to the provisions of the ABL Loan Documents, including upon the occurrence of a default or the existence of an over-advance; (vi) the filing of a proof of claim in any Insolvency or Liquidation Proceeding; (vii) unless an event of default under and as defined in the ABL Loan Documents or the Term Loan Documents has occurred and is continuing, the consent by the ABL Agent to disposition by any Grantor of any of the ABL Priority Collateral or the consent by the Term Agent to disposition by any Grantor of any of the Term Priority Collateral; (viii) the acceleration of the Term Obligations or the ABL Obligations; and (ix) the commencement or filing or joining with other Persons in the commencement or filing of a petition in an Insolvency or Liquidation Proceeding in the exercise of any remedies as an unsecured creditor, other than any such remedies the exercise of which is specifically prohibited by this Agreement.
“Enforcement Notice” means a written notice delivered by (i) the ABL Agent, at a time when an ABL Default has occurred and is continuing, to the Term Agent announcing that such ABL Agent intends to commence an Enforcement Action against the ABL Priority Collateral and specifying the relevant event of default; or (ii) any Term Agent, at a time when a Term Default has occurred and is continuing, to the ABL Agent announcing that such Term Agent intends to commence an Enforcement Action against the Term Priority Collateral and specifying the relevant event of default.
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
“Excess ABL Obligations” means any Obligations that would constitute ABL Obligations if not for the ABL Cap Amount.
“Excess Term Obligations” means any Obligations that would constitute Term Obligations if not for the Term Cap Amount.
“Excluded Assets” means any “Excluded Property” as defined in the ABL Credit Agreement and the Term Loan Agreement and any other property excluded from the Liens granted pursuant to the ABL Collateral Documents and the Term Collateral Documents (including pursuant to Section 7.7 of the Initial ABL Credit Agreement and the Initial Term Loan Agreement).
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.
“Grantors” means the Company, Key Energy LLC, each of the Guarantor Subsidiaries and each other Person that has or may from time to time hereafter execute and deliver any ABL Collateral Document and/or Term Collateral Document as a “grantor” or “pledgor” (or the equivalent thereof) to secure any ABL Obligations and/or Term Obligations, as the context may require.
“Guarantor Subsidiaries” means each Subsidiary of the Company that has or may from time to time hereafter execute and deliver any ABL Loan Document and/or Term Loan Document as a “guarantor” (or the equivalent thereof).
“Indebtedness” means and includes all indebtedness for borrowed money; for the avoidance of doubt, “Indebtedness” shall not include reimbursement or other obligations in respect of letters of credit, ABL Bank Products or ABL Hedging Obligations.
“Initial ABL Agent” has the meaning set forth in the Preamble to this Agreement
“Initial ABL Credit Agreement” has the meaning set forth in the Recitals to this Agreement.
“Initial Term Agent” has the meaning set forth in the Preamble to this Agreement.
“Initial Term Loan Agreement” has the meaning set forth in the Recitals to this Agreement.
“Insolvency or Liquidation Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.
“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, the Computer Software and any registered internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Lien” means any lien (including, judgment liens and liens arising by operation of law), mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, call, trust, (contractual, statutory, deemed, equitable, constructive, resulting or otherwise), UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing, including any right of set-off or recoupment.

“Mortgaged Premises” means any real property which shall now or hereafter be subject to a Term Mortgage and/or ABL Mortgage.
“Obligations” means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the ABL Claimholders, the Term Claimholders or any of them or their respective Affiliates under the ABL Loan Documents, the Term Loan Documents, ABL Hedge Agreements, agreements evidencing ABL Bank Product Obligations, in each case, whether for principal, interest or payments for early termination of ABL Hedge Agreements, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing and including any interest and fees that accrue or are incurred after the commencement by or against any Person of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“Patent Licenses” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent or patents owned by a third party.
“Patents” means each of the following that is owned by any Grantor: (i) all letters patent of the United States, any other country or group of countries or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith; (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof; and (iii) all rights to obtain any reissues or extensions of the foregoing.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.
“Pledged Collateral” has the meaning set forth in Section 5.5.
“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the ABL Credit Agreement or the Term Loan Agreement, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.
“Prior Lien Agent” means (i) as it relates to the ABL Agent and the other ABL Claimholders with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the Term Agent; and (ii) as it relates to the Term Agent and the other Term Claimholders with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the ABL Agent.
“Prior Lien Claimholders” means (i) as it relates to the ABL Claimholders with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the Term Claimholders; and (ii) as it relates to the Term Claimholders with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the ABL Claimholders.

“Prior Lien Collateral” means with respect to any Person, all Collateral with respect to which (and only for so long as) such Person is a “Prior Lien Claimholder” as provided in the definition thereof.
“Prior Lien Loan Documents” means (i) as it relates to the ABL Claimholders with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the Term Loan Documents; and (ii) as it relates to the Term Claimholders with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the ABL Loan Documents.
“Prior Lien Obligations” means (i) as it relates to the ABL Obligations with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the Term Obligations; and (ii) as it relates to the Term Obligations with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the ABL Obligations.
“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) of any Grantor in any real property, including Mortgaged Premises, distribution centers and warehouses and corporate headquarters and administrative offices.
“Receivables” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).
“Recovery” has the meaning set forth in Section 7.4.
“Refinance” means, in respect of any Indebtedness and/or letters of credit, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness and/or letters of credit in exchange or replacement for, such Indebtedness and/or letters of credit in whole or in part regardless of whether the principal amount of such Refinancing Indebtedness and/or letters of credit is the same, greater than or less than the principal amount of the Refinanced Indebtedness and/or the face amount of the Refinanced letters of credit. “Refinanced” and “Refinancing” shall have correlative meanings.
“Subordinated Lien Agent” means (i) with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the Term Agent; and (ii) with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the ABL Agent.
“Subordinated Lien Claimholders” means (i) with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the Term Claimholders; and (ii) with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the ABL Claimholders.

“Subordinated Lien Collateral” means with respect to any Person, all Collateral with respect to which (and only for so long as) such Person is a “Subordinated Lien Claimholder” as provided in the definition thereof.
“Subordinated Lien Loan Documents” means (i) with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the Term Loan Documents; and (ii) with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the ABL Loan Documents.
“Subordinated Lien Obligations” means (i) with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the Term Obligations; and (ii) with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the ABL Obligations.
“Subsidiary” means, as to any Person, any entity more than 50% of whose voting securities or Equity Interests is owned by the Company (including indirect ownership through other entities in which the Company directly or indirectly owns more than 50% of the voting securities or Equity Interests).
“Swap Contract” means (a) means any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code, (b) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options for forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (c) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including such obligations or liabilities under any Master Agreement.
“Term Agent” means each of (i) the Initial Term Agent, (ii) any new Term Agent identified by the Company pursuant to Section 5.6(b) and (iii) any agent or trustee under any Additional Term Loan Agreement, in each case, together with any successors thereto, and Term Agents shall mean, collectively, each Term Agent.
“Term Cap Amount” means, (x) unless the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding, (i) $51,215,625.00 plus (ii) any increase in the principal amount of the outstanding Term Obligations consisting of loans solely as a result of paid-in-kind interest thereon plus (iii) an amount equal to unpaid accrued interest (including Post-Petition Interest), premium, fees and expenses in respect of the Term Obligations and (y) if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding the sum of (i) 115% of the principal amount of the Term Obligations outstanding immediately prior to such Insolvency or Liquidation Proceeding plus (ii) an amount equal to unpaid accrued interest (including Post-Petition Interest), premium, fees and expenses in respect of the Term Obligations.
“Term Claimholders” means, at any relevant time, the holders of Term Obligations at that time, including the Term Lenders and the agents under the Term Loan Documents.
“Term Collateral Documents” means the Security Documents or Collateral Documents (as defined in the Term Loan Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Term Obligations or under which rights or remedies with respect to such Liens are governed (other than this Agreement).
“Term Declined Liens” has the meaning set forth in Section 2.3.
“Term Default” means an “Event of Default” as defined in the Term Loan Agreement or any similar event or condition set forth in any other Term Loan Document which causes, or permits holders of the applicable Term Obligations outstanding thereunder to cause, the Term Obligations outstanding thereunder to become immediately due and payable.
“Term General Intangibles” means all general intangibles (including Intellectual Property) which are not ABL Priority Collateral.
“Term Lenders” means the “Lenders” under and as defined in the Term Loan Agreement.
“Term Loan Agreement” means collectively, (a) the Initial Term Loan Agreement and (b) any Additional Term Loan Agreement. Any reference to the Term Loan Agreement hereunder shall be deemed a reference to each Term Loan Agreement then in existence.
“Term Loan Documents” means the Term Loan Agreement and the Loan Documents or Credit Documents (as defined in the Term Loan Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Term Obligation, and any other document or instrument executed or delivered at any time in connection with any Term Obligations, including any intercreditor or joinder agreement among holders of Term Obligations to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Term Mortgages” means all mortgages, deeds of trust and other documents under which a Lien on real property is granted to secure the Term Obligations.
“Term Obligations” means all Obligations outstanding under the Term Loan Agreement and the other Term Loan Documents. “Term Obligations” shall include all interest accrued or accruing, including Post-Petition Interest, in accordance with the rate specified in the relevant Term Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. Notwithstanding the foregoing, if the sum of Indebtedness for borrowed money constituting principal outstanding under the Term Loan Agreement and the other Term Loan Documents is in excess of, in the aggregate, the Term Cap Amount, then only that portion of such

Indebtedness equal to the Term Cap Amount shall be included in Term Obligations and interest and reimbursement obligations with respect to such Indebtedness shall only constitute Term Obligations to the extent related to Indebtedness included in the Term Obligations.
“Term Priority Collateral” means (i) all present and future Equity Interests in all present and future direct and indirect Subsidiaries of the Company (including, without limitation, the Equity Interests in Key Property Holding Company, LLC) other than Foreign Subsidiaries (as defined in the Term Loan Agreement); (ii) 66% of the voting capital stock and 100% of the Equity Interests that are not voting stock in all present and future foreign subsidiaries; (iii) all present and future intercompany debt owed to the Company or another Grantor; (iv) all other present and future property and assets, real and personal, of any Grantor, whether real, personal or mixed not constituting ABL Priority Collateral, including, but not limited to, machinery and equipment, goods, the TL Proceeds and Priority Collateral Account, fixtures, financial assets, investment property, intellectual property, license rights, chattel paper, insurance proceeds, contract rights, hedge agreements, documents, instruments and indemnification rights; (v) to the extent evidencing, governing, securing or otherwise reasonably related to any of the foregoing, all Documents, General Intangibles, Instruments, Commercial Tort Claims, Letters of Credit, Letter of Credit Rights and Supporting Obligations; provided, however, that to the extent any of the foregoing also evidence, govern, secure or otherwise reasonably relate to any ABL Priority Collateral only that portion that evidences, governs, secures or primarily relates to Term Priority Collateral shall constitute Term Priority Collateral; (vi) all books, records and documents related to the foregoing (including databases, customer lists and other records, whether tangible or electronic, which contain any information relating to any of the foregoing); and (vii) all Proceeds and products of any or all of the foregoing in whatever form received, including proceeds of business interruption and other insurance and claims against third parties; provided that the Term Priority Collateral shall not include the Excluded Assets.
“Term Standstill Period” has the meaning set forth in Section 3.2.
“Third Party Purchaser” has the meaning set forth in Section 3.3.
“TL Proceeds and Priority Collateral Account” has the meaning provided in the Initial Term Loan Agreement.
“Trade Secrets” means all confidential and proprietary information, including know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information.
“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark or trademarks owned by a third party.
“Trademarks” means each of the following that is owned by any Grantor: (i) all trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the U.S. Patent and Trademark

Office or in any similar office or agency of the United States, any State thereof or any other country or group of countries or any political subdivision thereof, or otherwise, and all common-law rights related thereto; and (ii) the right to obtain all renewals thereof.
“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
“Use Period” means the period, with respect to any Term Priority Collateral (but, in the case of Real Estate Assets, only if such Real Estate Assets are Mortgaged Premises), which begins on the day on which the ABL Agent provides the Term Agent with an Enforcement Notice and ends on the earliest of (A) the 180th day after such date; provided, however, that such 180 day period shall be tolled during any period during which the ABL Agent is stayed or otherwise prohibited by law or court order from exercising remedies with respect to such Term Priority Collateral; (B) the date on which all or substantially all of the ABL Priority Collateral is sold, collected or liquidated; and (C) the Discharge of ABL Obligations.
1.2    Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:
(a)    any definition of or reference herein to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as amended, restated, amended and restated, supplemented or otherwise modified from time to time and any reference herein to any statute or regulations shall include any amendment, renewal, extension or replacement thereof;
(b)    any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns from time to time;
(c)    the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
(d)    all references herein to Sections shall be construed to refer to Sections of this Agreement;
(e)    the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;
(f)    any reference herein to an ABL Agent on behalf of the ABL Claimholders shall be understood to mean only on behalf of itself and the ABL Claimholders for which such ABL Agent is acting as agent under the related ABL Loan Documents or any ABL Collateral Documents; and

(g)    any reference herein to a Term Agent on behalf of the Term Claimholders shall be understood to mean only on behalf of itself and the Term Claimholders for which such Term Agent is acting as agent under the related Term Loan Documents or any Term Collateral Documents.
SECTION 2

LIEN PRIORITIES
2.1    Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the ABL Obligations and/or the Term Obligations on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the ABL Loan Documents or the Term Loan Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the ABL Obligations or the Term Obligations, the subordination of such Liens to any Liens securing other obligations or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the ABL Agent, on behalf of itself and the ABL Claimholders represented by it, and the Term Agent, on behalf of itself and the Term Claimholders represented by it, each hereby agree that:
(a)    any Lien on the ABL Priority Collateral securing any ABL Obligations now or hereafter held by or on behalf of any ABL Agent or any ABL Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the ABL Priority Collateral securing any Term Obligations;
(b)    any Lien on the Term Priority Collateral securing any Term Obligations now or hereafter held by or on behalf of any Term Agent, any Term Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects to all Liens on the Term Priority Collateral securing any ABL Obligations; and
(c)    any Lien on the ABL Priority Collateral securing any Excess ABL Obligations now or hereafter held by or on behalf of the ABL Agent or any ABL Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Lien on the ABL Priority Collateral securing any Term Obligations, but shall be senior in all respects to any Lien on the ABL Priority Collateral securing any Excess Term Obligations; and
(d)    any Lien on the Term Priority Collateral securing any Excess Term Obligations now or hereafter held by or on behalf of the Term Agent or any Term Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Lien on the Term Priority Collateral securing any ABL Obligations, but shall be senior in all respects to any Lien on the Term Priority Collateral securing any Excess ABL Obligations.

2.2    Prohibition on Contesting Liens & Claims; No Marshaling. Each of the ABL Agent, for itself and on behalf of each other ABL Claimholder represented by it, and the Term Agent, for itself and on behalf of each other Term Claimholder represented by it, agrees that it will not (and hereby waives any right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection, extent or enforceability of a Lien held, or purported to be held, by or on behalf of any of the ABL Claimholders in the Collateral or by or on behalf of any of the Term Claimholders in the Collateral, as the case may be, or the amount, nature or extent of the ABL Obligations or Term Obligations or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of (i) the ABL Agent or any ABL Claimholder or (ii) the Term Agent or any Term Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing (a) the ABL Obligations as provided in Sections 2.1(a), 2.1(c) and 3.1 and (b) the Term Obligations as provided in Sections 2.1(b), 2.1(d) and 3.2. Until the Discharge of Prior Lien Obligations, neither (x) the Term Agent nor any Term Claimholder with respect to the ABL Priority Collateral nor (y) the ABL Agent nor any ABL Claimholder with respect to the Term Priority Collateral will assert any marshaling, appraisal, valuation or other similar right that may otherwise be available to a junior secured creditor.
2.3    No New Liens. So long as the Discharge of Prior Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor (except that any Liens securing DIP Financing shall be governed by Section 7.1 hereof not this Section 2.3), the parties hereto agree that the Company shall not, and shall not permit any other Grantor to:
(a)    grant or permit any additional Liens on any asset or property to secure any Term Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure all of the ABL Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1 hereof; provided that this provision will not be violated with respect to any Lien securing any Term Obligations if the ABL Agent is given a reasonable opportunity to accept a Lien on any asset or property and either the Company or each such ABL Agent not receiving the Lien states in writing that the applicable ABL Loan Documents prohibit the ABL Agent from accepting a Lien on such asset or property, or the ABL Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Liens, an “ABL Declined Lien”); or
(b)    grant or permit any additional Liens on any asset or property to secure any ABL Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure all of the Term Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1 hereof; provided that this provision will not be violated with respect to any Lien securing any ABL Obligations if the Term Agent is given a reasonable opportunity to accept a Lien on any asset or property and either the Company or the Term Agent not receiving the Lien states in writing that the applicable Term Loan Documents prohibit the Term Agent from accepting a Lien on such asset or property, or the Term Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Lien, a “Term Declined Lien” and, together with the ABL Declined Liens, the “Declined Liens”).
To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to (i) the ABL Agent and/or the ABL Claimholders or (ii)

the Term Agent and/or the Term Claimholders, each agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.
Notwithstanding anything in this Agreement to the contrary, cash and cash equivalents may be pledged to secure ABL Obligations consisting of reimbursement obligations in respect of letters of credit and/or obligations permitted by Section 10.2.1(s) of the Term Loan Agreement and Section 10.2.1(s) of the ABL Credit Agreement without granting a Lien thereon to secure any other ABL Obligations or any other Term Obligations (cash and cash equivalents so pledged, the “ABL Exclusive Priority Cash Collateral”).
2.4    Similar Liens and Agreements. The parties hereto agree that, subject to Section 2.3, it is their intention that the Collateral that is subject to Liens supporting the ABL Obligations and the Term Obligations be identical. In furtherance of the foregoing and of Section 9.9, the parties hereto agree, subject to the other provisions of this Agreement:
(a)    upon request by the ABL Agent or the Term Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Priority Collateral and the Term Priority Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Loan Documents and the Term Loan Documents; and
(b)    that the documents and agreements creating or evidencing the ABL Priority Collateral and the Term Priority Collateral and guarantees for the ABL Obligations and the Term Obligations shall be in all material respects the same forms of documents other than with respect to the ABL and the Term nature of the Obligations thereunder.
2.5    Perfection of Liens. Except for the arrangements contemplated by Section 5.5, none of the ABL Agent or the ABL Claimholders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Term Agent or the Term Claimholders, and none of the Term Agent or the Term Claimholders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the ABL Agent or the ABL Claimholders. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Claimholders on the one hand and the Term Claimholders on the other hand and such provisions shall not impose on the ABL Agent, the ABL Claimholders, the Term Agent, the Term Claimholders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior-perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.
SECTION 3

ENFORCEMENT

3.1    Restrictions on Exercise of Remedies By Term Agent and Term Claimholders.
(a)    Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Term Agent and the Term Claimholders represented by it:
(i)    will not commence or maintain, or seek to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the ABL Priority Collateral; provided that the Term Agent may commence an Enforcement Action or otherwise exercise any or all such rights or remedies, in each case, with respect to ABL Priority Collateral, after the passage of a period of at least 180 days since the later of: (x) the date on which the Term Agent declared the existence of any Event of Default under any Term Loan Documents for which it is the Term Agent and demanded the repayment of all of the principal amount of the Term Obligations thereunder; and (y) the date on which the ABL Agent received notice from the Term Agent of such declaration of an Event of Default and demand for repayment, (the “ABL Standstill Period”); provided, further, that notwithstanding anything herein to the contrary, in no event shall the Term Agent or any Term Claimholder take any Enforcement Action with respect to the ABL Priority Collateral if, notwithstanding the expiration of the ABL Standstill Period, the ABL Agent or ABL Claimholders shall have commenced and be diligently pursuing an Enforcement Action or other exercise of their rights or remedies in each case with respect to all or any material portion of the ABL Priority Collateral or seeking to lift or dissolve any stay or other injunction preventing them from exercising such rights (prompt notice of such exercise to be given to the Term Agent);
(ii)    will not contest, protest or object to any foreclosure proceeding or action brought by the ABL Agent or any ABL Claimholder with respect to ABL Priority Collateral or any other exercise by the ABL Agent or any ABL Claimholder of any rights and remedies relating to the ABL Priority Collateral under the ABL Loan Documents or otherwise (including any Enforcement Action initiated by or supported by the ABL Agent or any ABL Claimholder), in each case so long as any proceeds received by the ABL Agent in excess of those necessary to achieve a Discharge of ABL Obligations are distributed in accordance with Section 4.1 hereof and applicable law, subject to the relative priorities described herein; and
(iii)    subject to their rights under clause (a)(i) above, will not object to the forbearance by the ABL Agent or the ABL Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies, in each case, relating to the ABL Priority Collateral.
(b)    Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, subject to Section 3.1(a)(i), the ABL Agent and the ABL Claimholders shall have the exclusive right: (i) to commence and maintain an Enforcement Action or otherwise enforce rights or exercise remedies (including set‑off, recoupment and the right to credit bid their debt), in each case, with respect to ABL Priority Collateral; provided that the Term Agent shall have the credit bid rights set forth in Section 3.1(c)(vi); and (ii) subject to Section 5.1, to make determinations regarding the release, disposition, or restrictions with respect to the ABL Priority Collateral without any consultation with or the consent of the Term Agent or any Term Claimholder; provided, further, that any proceeds of ABL Priority Collateral received by the ABL Agent in excess of those necessary to achieve a Discharge of ABL Obligations are distributed in accordance with Section 4.1 hereof and applicable law. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the ABL Priority Collateral, the ABL Agent and the ABL Claimholders may enforce the provisions of the ABL Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with the Term Agent or any Term Claimholder and regardless of whether any such exercise is adverse to the interest of any Term Claimholder. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of ABL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.
(c)    Notwithstanding the foregoing, the Term Agent and any Term Claimholder may:
(i)    file a claim or statement of interest with respect to the Term Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor;
(ii)    take any action (not adverse to the priority status of the Liens on the ABL Priority Collateral securing the ABL Obligations, or the rights of the ABL Agent or the ABL Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce or receive any value on account of except as expressly set forth in this Agreement) its Lien on the ABL Priority Collateral;
(iii)    file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Term Claimholders, including any claims secured by the ABL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;
(iv)    file, propose, support or vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement; provided that no filing, proposal or filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by the Term Agent or any Term Claimholder may be made, filed or cast if any provision of the disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or such other document, agreement or proposal similar to the foregoing is in contravention of any of the provisions of this Agreement;

(v)    exercise any of its rights or remedies with respect to the ABL Priority Collateral after the termination of the ABL Standstill Period to the extent permitted by Section 3.1(a)(i);
(vi)    bid for or purchase ABL Priority Collateral at any public, private or judicial foreclosure upon such Collateral initiated by the ABL Agent or any ABL Claimholder, or any sale of ABL Priority Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a "credit bid" in respect of any Term Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of ABL Obligations; and
(vii)    object to any proposed acceptance of ABL Priority Collateral by an ABL Claimholder pursuant to Section 9-620 of the UCC.
The Term Agent, on behalf of itself and the Term Claimholders represented by it, agrees that it will not take or receive any ABL Priority Collateral or any proceeds of ABL Priority Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any ABL Priority Collateral in its capacity as a creditor and that it will not take or receive any distribution (whether or not constituting ABL Priority Collateral or the proceeds thereof) from the Company, any other Grantor or any of their respective bankruptcy estates on account of or in exchange for such party’s interest in the ABL Priority Collateral or other rights as a secured creditor in respect of the ABL Priority Collateral, unless and until the Discharge of ABL Obligations has occurred, except in connection with any foreclosure. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in Sections 3.1(a), 7.3(b) and this Section 3.1(c), the sole right of the Term Agent and the Term Claimholders with respect to the ABL Priority Collateral is to hold a Lien on the ABL Priority Collateral (and not to exercise or receive any value on account of such Lien) pursuant to the applicable Term Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of ABL Obligations has occurred.
(d)    Subject to Sections 3.1(a) and 3.1(c) and Section 7.3(b):
(i)    the Term Agent, for itself and on behalf of each other Term Claimholder represented by it, agrees that the Term Agent and the Term Claimholders represented by it will not take any action with respect to ABL Priority Collateral that would hinder any exercise of remedies under the ABL Loan Documents with respect to ABL Priority Collateral or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the ABL Priority Collateral, whether by foreclosure or otherwise;
(ii)    the Term Agent, for itself and on behalf of each other Term Claimholder represented by it, hereby waives any and all rights it or the Term Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the ABL Agent or the ABL Claimholders seek to enforce the Liens on the ABL Priority Collateral securing the ABL Obligations undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the ABL Agent or ABL Claimholders is adverse to the interest of the Term Claimholders; and

(iii)    the Term Agent, for itself and on behalf of each other Term Claimholder represented by it, hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Term Collateral Documents or any other Term Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the ABL Agent or the ABL Claimholders with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Loan Documents.
(e)    Except as specifically set forth in this Agreement, the Term Agent and the Term Claimholders may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed or granted Liens to secure the Term Obligations in accordance with the terms of the Term Loan Documents and applicable law (other than initiating or joining in an involuntary case or proceeding under any Insolvency or Liquidation Proceeding with respect to any Grantor); provided that in the event that any Term Claimholder becomes a judgment Lien creditor as a result of its enforcement of its rights as an unsecured creditor with respect to the Term Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Obligations) as the other Liens securing the Term Obligations are subject to this Agreement.
(f)    Except as specifically set forth in Sections 3.1(a) and 3.1(d), nothing in this Agreement shall prohibit the receipt by the Term Agent or any Term Claimholders of the required payments of interest, principal and other amounts owed in respect of any Term Obligations so long as such receipt is not the direct or indirect result of the exercise by the Term Agent or any other Term Claimholders of rights or remedies as a secured creditor (including set‑off and recoupment) with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien on ABL Priority Collateral held by any of them.
(g)    The Term Agent, on behalf of the Term Claimholders represented by it, agrees not to commence an Enforcement Action until an Enforcement Notice has been given to the ABL Agent.
3.2    Restrictions on Exercise of Remedies by ABL Agent and ABL Claimholders.
(a)    Until the Discharge of Term Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the ABL Agent and the ABL Claimholders represented by it:
(i)    will not commence or maintain, or seek to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the Term Priority Collateral; provided that the ABL Agent may commence an Enforcement Action or otherwise exercise any or all such rights or remedies, in each case, with respect to Term Priority Collateral, after the passage of a period of at least 180 days since the later of: (x) the date on which the ABL Agent declared the existence of any Event of Default under any ABL Loan Documents for which it is the ABL Agent and demanded the repayment of all the principal amount of the ABL Obligations thereunder; and (y) the date on which the Term Agent received notice from the ABL Agent of such declaration of an Event of Default and demand for repayment, (the “Term Standstill Period”); provided, further, that notwithstanding anything herein to the contrary, in no event shall the ABL Agent or any

ABL Claimholder take any Enforcement Action with respect to the Term Priority Collateral if, notwithstanding the expiration of the Term Standstill Period, the Term Agent or Term Claimholders shall have commenced and be diligently pursuing an Enforcement Action or other exercise of their rights or remedies in each case with respect to all or any material portion of the Term Priority Collateral or seeking to lift or dissolve any stay or other injunction preventing them from exercising such rights (prompt notice of such exercise to be given to the ABL Agent);
(ii)    will not contest, protest or object to any foreclosure proceeding or action brought by the Term Agent or any Term Claimholder with respect to Term Priority Collateral or any other exercise by the Term Agent or any Term Claimholder of any rights and remedies relating to the Term Priority Collateral under the Term Loan Documents or otherwise (including any Enforcement Action initiated by or supported by the Term Agent or any Term Claimholder), in each case so long as any proceeds received by the Term Agent in excess of those necessary to achieve a Discharge of Term Obligations are distributed in accordance with Section 4.1 hereof and applicable law, subject to the relative priorities described herein; and
(iii)    subject to their rights under clause (a)(i) above, will not object to the forbearance by the Term Agent or the Term Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies, in each case, relating to the Term Priority Collateral.
(b)    Until the Discharge of Term Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, subject to Sections 3.2(a)(i), 3.3 and 3.4, the Term Agent and the Term Claimholders shall have the exclusive right: (i) to commence and maintain an Enforcement Action or otherwise enforce rights or exercise remedies (including set‑off, recoupment and the right to credit bid their debt), in each case, with respect to Term Priority Collateral; provided that the ABL Agent shall have the credit bid rights set forth in Section 3.2(c)(vi); and (ii) subject to Section 5.1, to make determinations regarding the release, disposition, or restrictions with respect to the Term Priority Collateral without any consultation with or the consent of the ABL Agent or any ABL Claimholder; provided, further, that any proceeds of Term Priority

Collateral received by the Term Agent in excess of those necessary to achieve a Discharge of Term Obligations are distributed in accordance with Section 4.1 and applicable law, subject to the relative priorities described herein. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the Term Priority Collateral, the Term Agent and the Term Claimholders may, subject to Sections 3.4 and 3.5, enforce the provisions of the Term Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with the ABL Agent or any ABL Claimholder and regardless of whether any such exercise is adverse to the interest of any ABL Claimholder. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Term Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.
(c)    Notwithstanding the foregoing, the ABL Agent and any ABL Claimholder may:
(i)    file a claim or statement of interest with respect to the ABL Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor;
(ii)    take any action (not adverse to the priority status of the Liens on the Term Priority Collateral securing the Term Obligations, or the rights of the Term Agent or the Term Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce or receive any value on account of except as expressly set forth herein) its Lien on the Term Priority Collateral;
(iii)    file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the ABL Claimholders, including any claims secured by the Term Priority Collateral, if any, in each case in accordance with the terms of this Agreement;
(iv)    file, propose, support or vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement; provided that no filing, proposal or filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by the ABL Agent or any ABL Claimholder may be made, filed or cast if any provision of the disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or such other document, agreement or proposal similar to the foregoing is in contravention of any of the provisions of this Agreement;
(v)    exercise any of its rights or remedies with respect to the Term Priority Collateral after the termination of the Term Standstill Period to the extent permitted by Sections 3.2(a)(i), 3.3 and 3.4;
(vi)    bid for or purchase Term Priority Collateral at any public, private or judicial foreclosure upon such Collateral initiated by the Term Agent or any Term Claimholder, or any sale of Term Priority Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a "credit bid" in respect of any ABL Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of Term Obligations;
(vii)    exercise any of its rights with respect to any to the Term Priority Collateral set forth in Section 3.3 and/or 3.4; and

(viii)    object to any proposed acceptance of Term Priority Collateral by a Term Claimholder pursuant to Section 9-620 of the UCC.
Except as otherwise provided in Sections 3.3, 3.4, and 3.5 the ABL Agent, on behalf of itself and the ABL Claimholders represented by it, agrees that it will not take or receive any Term Priority Collateral or any proceeds of Term Priority Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any Term Priority Collateral in its capacity as a creditor and that it will not take or receive any distribution (whether or not constituting Term Priority Collateral or the proceeds thereof) from the Company, any other Grantor or any of their respective bankruptcy estates on account of or in exchange for such party’s interest in the Term Priority Collateral or other rights as a secured creditor in respect of the Term Priority Collateral, unless and until the Discharge of Term Obligations has occurred, except in connection with any foreclosure. Without limiting the generality of the foregoing, unless and until the Discharge of Term Obligations has occurred, except as expressly provided in Sections 3.2(a), 3.3, 3.4, 3.5, 7.3(b) and this Section 3.2(c), the sole right of the ABL Agent and the ABL Claimholders with respect to the Term Priority Collateral is to hold a Lien on the Term Priority Collateral (and not to exercise or receive any value on account of such Lien) pursuant to the ABL Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Term Obligations has occurred.
(d)    Subject to Sections 3.2(a) and 3.2 (c), Sections 3.3 and 3.4 and Section 7.3(b):
(i)    the ABL Agent, for itself and on behalf of each other ABL Claimholder represented by it, agrees that the ABL Agent and ABL Claimholders will not take any action with respect to Term Priority Collateral that would hinder any exercise of remedies under the Term Loan Documents with respect to Term Priority Collateral or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Term Priority Collateral, whether by foreclosure or otherwise;
(ii)    the ABL Agent, for itself and on behalf of each other ABL Claimholder represented by it, hereby waives any and all rights it or the ABL Claimholders represented by it may have as a junior lien creditor or otherwise to object to the manner in which the Term Agent or the Term Claimholders seek to enforce the Liens on the Term Priority Collateral securing the Term Obligations undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Term Agent or Term Claimholders is adverse to the interest of the ABL Claimholders; and
(iii)    the ABL Agent, for itself and on behalf of each other Claimholder represented by it, hereby acknowledges and agrees that no covenant, agreement or restriction contained in the ABL Collateral Documents or any other ABL Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Term Agent or the Term Claimholders with respect to the Term Priority Collateral as set forth in this Agreement and the Term Loan Documents.
(e)    Except as specifically set forth in this Agreement, including, without limitation, Section 7.3, the ABL Agent and the ABL Claimholders may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed or granted

Liens to secure the ABL Obligations in accordance with the terms of the ABL Loan Documents and applicable law (other than initiating or joining in an involuntary case or proceeding under any Insolvency or Liquidation Proceeding with respect to any Grantor); provided that in the event that any ABL Claimholder becomes a judgment Lien creditor as a result of its enforcement of its rights as an unsecured creditor with respect to the ABL Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Term Obligations) as the other Liens securing the ABL Obligations are subject to this Agreement.
(f)    Except as specifically set forth in Sections 3.2(a) and 3.2 (d), nothing in this Agreement shall prohibit the receipt by the ABL Agent or any ABL Claimholders of the required payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the ABL Agent or any other ABL Claimholders of rights or remedies as a secured creditor (including set‑off and recoupment) with respect to the Term Priority Collateral or enforcement in contravention of this Agreement of any Lien on Term Priority Collateral held by any of them.
(g)    The ABL Agent, on behalf of the ABL Claimholders represented by it, agrees not to commence an Enforcement Action until an Enforcement Notice has been given to the Term Agent.
3.3    Collateral Access Rights.
(a)    If the Term Agent, or any agent or representative of the Term Agent, shall, after any Term Default, obtain possession or physical control of any of the Term Priority Collateral consisting of Real Estate Asset that is a Mortgaged Premises or any other Term Priority Collateral located thereon or the Term Agent shall sell or otherwise dispose of any Term Priority Collateral consisting of Real Estate Asset that is a Mortgaged Premises or any other Term Priority Collateral located thereon to any third party (each a “Third Party Purchaser”), the Term Agent shall promptly notify the ABL Agent in writing of that fact, and the ABL Agent shall within 10 Business Days (or such longer period as may be agreed by the Term Agent in its sole discretion) thereafter, notify the Term Agent in writing as to whether the ABL Agent desires to exercise access rights under this Section 3.3. In addition, if the ABL Agent, or any agent or representative of the ABL Agent, shall obtain possession or physical control of any of the Term Priority Collateral, following the delivery to the Term Agent of an Enforcement Notice with respect to the Disposition of any ABL Priority Collateral, then the ABL Agent shall within 10 Business Days (or such longer period as may be agreed the Term Agent in its sole discretion) notify the Term Agent in writing that such ABL Agent is exercising its access rights under this Agreement and its rights under Section 3.4 in respect of such ABL Priority Collateral. Upon delivery of such notice of exercise of access rights by the ABL Agent to the Term Agent, the parties shall confer in good faith to coordinate with respect to the ABL Agent’s exercise of such access rights. Consistent with the definition of “Access Period”, access rights may apply to differing portions of the Term Priority Collateral at differing times, in which case, a differing Access Period will apply to each such portion.
(b)    Subject to Section 3.3(e), during any pertinent Access Period, the ABL Agent and its agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a royalty-free, rent-free right to use, the Term Priority Collateral consisting of any Real Estate Asset constituting a Mortgaged Premises or any other Term Priority Collateral located thereon, for the purpose of (i) arranging for and effecting the sale or disposition of any ABL Priority Collateral, including the production, completion, packaging and other preparation of such ABL Priority Collateral for sale or disposition; (ii) selling the ABL Priority Collateral (by public auction, private sale or other sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any Grantor’s business); (iii) storing or otherwise dealing with the ABL Priority Collateral; or (iv) taking any action necessary to complete the assembly, manufacture, processing, packaging, storage, sale or disposal (whether in bulk, in lots or to customers in the ordinary course of business or otherwise), transportation or shipping and/or removal of, in any lawful manner (A) work-in-process; (B) raw materials; (C) Inventory; or (D) any other item of ABL Priority Collateral, in each case without the involvement of or interference by the Term Agent or any other Term Claimholder or liability to the Term Agent or any other Term Claimholder. During any such Access Period, the ABL Agent and its representatives (and persons employed on their behalf) may continue to operate, service, maintain, process and sell the ABL Priority Collateral, as well as to engage in bulk sales of ABL Priority Collateral; provided, however, that the ABL Agent that exercises such rights and the other ABL Claimholders represented by it shall be obligated to pay any utility, rental, lease or similar charges and payments owed to third parties that accrue during, or that arise as a result of, such use to the extent not paid for by the Grantors. The ABL Agent shall take proper and reasonable care under the circumstances of any Term Priority Collateral that is used by it during the Access Period and repair any physical damage (ordinary wear-and-tear excepted) caused by such ABL Agent or its agents, representatives or designees, and the ABL Agent shall comply with all applicable laws in all material respects in connection with its use or occupancy of the Term Priority Collateral. The ABL Agent and the other ABL Claimholders shall reimburse the Term Agent for any damage to property (ordinary wear-and-tear excepted) directly caused by the acts or omissions of Persons under the ABL Agent’s control and shall indemnify and hold harmless the Term Agent and the other Term Claimholders represented by it for any injury or damage to Persons directly caused by the acts or omissions of Persons under the ABL Agent’s control; provided, however, that the ABL Agent and the other ABL Claimholders will not be liable for any diminution in the value of the Term Priority Collateral caused by the absence of the ABL Priority Collateral therefrom and none of the ABL Claimholders have any duty or liability to maintain the Term Priority Collateral in a condition or manner better than that in which it was maintained prior to the access or use thereof by any or all of the ABL Claimholders. In no event shall the ABL Agent or the other ABL Claimholders have any liability to the Term Agent and/or the Term Claimholders hereunder as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Priority Collateral existing prior to the date of the exercise by the ABL Agent of its rights under this Agreement. The ABL Agent and the Term Agent shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not unduly interfere with the activities of the other as described above, including the right of the Term Agent to show the Term Priority Collateral to prospective purchasers and to ready the Term Priority Collateral for sale.
(c)    If the Term Agent shall foreclose or otherwise sell any of the Term Priority Collateral, the Term Agent will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring such Term Priority Collateral subject to the terms of this Agreement. Subject to Section 3.3(e), the rights of the ABL Agent and the other ABL Claimholders under this Section 3.3 and Section 3.4 during the Access Period or Use Period shall continue notwithstanding such foreclosure, sale or other disposition by the Term Agent.

(d)    The ABL Agent and the other ABL Claimholders shall have the right to bring an action to enforce their rights under this Section 3.3 and Section 3.4, including an action seeking possession of the applicable Collateral and/or specific performance of this Section 3.3 and Section 3.4.
(e)    The rights of the ABL Agent under this Section 3.3 shall automatically cease to apply to any Term Priority Collateral from and after the date, if any, on which such Term Priority Collateral is no longer physically located on any Mortgaged Premises of any Grantor.
3.4    Term General Intangibles Rights/Access to Information. The Term Agent hereby grants (to the full extent of its rights and interests, if any) to the ABL Agent and its agents, representatives and designees (a) an irrevocable royalty-free, rent-free nonexclusive license and lease (which will be binding on any successor or assignee of any Term Priority Collateral) to use, all of the Term Priority Collateral consisting of Term General Intangibles (including, for the avoidance of doubt, Intellectual Property), and any computer or other data processing Equipment included in the Term Priority Collateral necessary in connection therewith, to (i) collect all Accounts included in ABL Priority Collateral; (ii) copy, use, or preserve any and all information relating to any of the ABL Priority Collateral; and (iii) finish and sell any Goods or Inventory constituting ABL Priority Collateral and (b) an irrevocable royalty-free license (which will be binding on any successor or assignee of the Term General Intangibles) to use any and all Term General Intangibles (including, for the avoidance of doubt, Intellectual Property) at any time in connection with any Enforcement Action by the ABL Agent or such agents, representatives and designees; provided, however, that the ABL Agent exercising such rights and the other ABL Claimholders represented by it shall be obligated to pay any utility, rental, lease or similar charges and payments owed to third parties that accrue during, or that arise as a result of, such use to the extent not paid for by the Grantors; provided, further, however, (A) the royalty-free, rent-free license and lease granted in clause (a) with respect to the applicable Term Priority Collateral (exclusive of any Term General Intangibles (including Intellectual Property)), shall be subject to Section 3.3(e) and shall only apply during, and immediately expire upon the end of, (1) the Access Period applicable to such Term Priority Collateral located on any Real Estate Asset that is a Mortgaged Premises and (2) the Use Period with respect to any Term Priority Collateral not located on any Real Estate Asset that is a Mortgaged Premises and (B) the royalty-free license granted in clause (b) with respect to any Term General Intangibles shall only apply during, and immediately expire upon the end of, the Use Period (provided that such expiration shall be without prejudice to the sale or other disposition of the ABL Priority Collateral in accordance with applicable law).
In the event that the ABL Agent shall, in the exercise of its rights under the ABL Loan Documents or otherwise, receive possession or control of any books and records of any Grantor which contain information identifying or pertaining to the Term Priority Collateral, the ABL Agent shall promptly either make available to the Term Agent such books and records for inspection and duplication or provide to the Term Agent copies thereof. In the event that the Term Agent shall, in the exercise of its rights under the Term Loan Documents or otherwise, receive possession or control of any books and records of any Grantor which contain information identifying or pertaining to any of the ABL Priority Collateral, the Term Agent shall promptly either make available to the ABL Agent such books and records for inspection and duplication or provide the ABL Agent copies thereof.

3.5    Set-Off and Tracing of and Priorities in Proceeds.
(a)    The Term Agent, on behalf of the Term Claimholders represented by it, acknowledges and agrees that, to the extent the Term Agent or any other Term Claimholder exercises its rights of set-off against any ABL Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1(a). The ABL Agent, on behalf of the ABL Claimholders represented by it, acknowledges and agrees that, to the extent the ABL Agent or any other ABL Claimholder exercises its rights to set-off against any Term Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1(b).
(b)    The ABL Agent, for itself and on behalf of each other ABL Claimholder represented by it, and the Term Agent, for itself and on behalf of each other Term Claimholder represented by it, agree that prior to an issuance of an Enforcement Notice or the commencement of any Insolvency or Liquidation Proceeding, any proceeds of Collateral, whether or not deposited under Account Agreements, used by any Grantor to acquire property constituting Collateral shall not (solely as between the ABL Agent and the Term Agent and as between the ABL Claimholders and the Term Claimholders) be treated as proceeds of Collateral for purposes of determining the relative priorities of the ABL Claimholders and the Term Claimholders in the Collateral so acquired.
(c)    The ABL Agent, on behalf of itself and the ABL Claimholders represented by it, and the Term Agent, on behalf of itself and the Term Claimholders represented by it, agrees that after an issuance of an Enforcement Notice, each such Person shall cooperate in good faith to identify the proceeds of the ABL Priority Collateral and the Term Priority Collateral, as the case may be (it being agreed that after an issuance of an Enforcement Notice, unless the ABL Agent has actual knowledge to the contrary, all funds deposited under Account Agreements (other than the Accounts Agreement to which the TL Proceeds and Priority Collateral Account is subject) and then applied to the ABL Obligations shall be presumed to be ABL Priority Collateral (a presumption that can be rebutted by the Term Agent)); provided, however, that neither any ABL Claimholder nor any Term Claimholder shall be liable or in any way responsible for any claims or damages from conversion of the ABL Priority Collateral or Term Priority Collateral, as the case may be (it being understood and agreed that (A) the only obligation of any ABL Claimholder is to pay over to the Term Agent, in the same form as received, with any necessary endorsements, all proceeds that such ABL Claimholder received that have been identified as proceeds of the Term Priority Collateral and (B) the only obligation of any Term Claimholder is to pay over to the ABL Agent, in the same form as received, with any necessary endorsements, all proceeds that such Term Claimholder received that have been identified as proceeds of the ABL Priority Collateral). Each of the ABL Agent and the Term Agent may request from the other agents an accounting of the identification of the proceeds of Collateral (and the ABL Agent and the Term Agent, as the case may be, upon which such request is made shall deliver such accounting reasonably promptly after such request is made).

SECTION 4

PAYMENTS
4.1    Application of Proceeds.
(a)    So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any ABL Priority Collateral or any proceeds thereof received in connection with any Enforcement Action or other exercise of remedies by the ABL Agent or any ABL Claimholders and any distribution (whether or not constituting ABL Priority Collateral or the proceeds thereof) from the Company, any other Grantor or any of their respective bankruptcy estates on account of or in exchange for such party’s interest in the ABL Priority Collateral or other rights as a secured creditor in respect of the ABL Priority Collateral shall be applied by the ABL Agent to the ABL Obligations in such order as specified in the relevant ABL Loan Documents; provided that any non-cash ABL Priority Collateral or non-cash proceeds may be held by the ABL Agent as ABL Priority Collateral unless the failure to apply such amounts would be commercially unreasonable. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver any remaining ABL Priority Collateral and proceeds thereof held by it in the same form as received, with any necessary endorsements (such endorsements shall be without recourse and without any representation or warranty) to the Term Agent, to such other Person as may be lawfully entitled thereto or as a court of competent jurisdiction may otherwise direct, to be applied by the Term Agent to Term Obligations in such order as specified in the applicable Term Loan Documents.
(b)    So long as the Discharge of Term Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Term Priority Collateral or any proceeds thereof received in connection with any Enforcement Action or other exercise of remedies by any Term Agent or Term Claimholders and any distribution (whether or not constituting Term Priority Collateral or the proceeds thereof) from the Company, any other Grantor or any of their respective bankruptcy estates on account of or in exchange for such party’s interest in the Term Priority Collateral or other rights as a secured creditor in respect of the Term Priority Collateral shall be applied by such Term Agent to the Term Obligations in such order as specified in the relevant Term Loan Documents; provided that any non-cash Term Priority Collateral or non-cash proceeds may be held by the Term Agent as Term Priority Collateral unless the failure to apply such amounts would be commercially unreasonable. Upon the Discharge of Term Obligations, the Term Agent shall deliver any remaining Term Priority Collateral and proceeds thereof held by it in the same form as received, with any necessary endorsements (such endorsements shall be without recourse and without any representation or warranty) to the ABL Agent, to such other Person as may be lawfully entitled thereto or as a court of competent jurisdiction may otherwise direct, to be applied by the ABL Agent to the ABL Obligations in such order as specified in the ABL Loan Documents.
(c)    In the event that prior to the Discharge of ABL Obligations, proceeds of the Collateral are received in connection with a Disposition, loss, condemnation or other disposition (whether voluntary or involuntary) of Collateral that involves both ABL Priority Collateral and Term Priority Collateral, for the purposes of this Agreement with respect to such Disposition, loss, condemnation or other disposition, the ABL Priority Collateral consisting of Accounts shall be deemed to have a valuation equal to the book value of each such Account, the ABL Priority Collateral consisting of Inventory shall be deemed to have a value equal to the orderly liquidation value of such Inventory based on and consistent with the then-current appraisal of such Inventory received by the ABL Agent with respect thereto or, if no such appraisal exists or if the most current appraisal is more than one year old, the book value thereof. In the event that proceeds of the Collateral are received in connection with a Disposition of all or substantially all of the capital stock or other equity interests issued by any Grantor and the Liens of each applicable ABL Agent, on behalf of the ABL Claimholders represented by it, on any Collateral in which such Grantor has an interest are released, then such capital stock or other equity interests so disposed of shall be deemed to be Collateral that involves both ABL Priority Collateral and Term Priority Collateral such that ABL Priority Collateral shall also be deemed to be disposed of in connection with such Disposition for the purposes of this Agreement.
4.2    Payments Over. (a). Subject to Section 3.5, so long as the Discharge of Prior Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Subordinated Lien Collateral or any proceeds thereof (including any Subordinated Lien Collateral or proceeds subject to Liens that have been avoided or otherwise invalidated) received by any Subordinated Lien Agent or any Subordinated Lien Claimholders in connection with any Enforcement Action or other exercise of any right or remedy relating to the Subordinated Lien Collateral (less any reasonable out of pockets costs and expenses incurred in connection with any such enforcement Action), and any distribution (whether or not constituting Subordinated Lien Collateral or the proceeds thereof) from the Company, any other Grantor or any of their respective bankruptcy estates received by any Subordinated Lien Agent or any Subordinated Lien Claimholder on account of or in exchange for such party’s interest in the Subordinated Lien Collateral or other rights as a secured creditor in respect of the Subordinated Lien Collateral, in all cases shall be segregated and held in trust and forthwith paid over to the Prior Lien Agent for the benefit of the Prior Lien Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties) or as a court of competent jurisdiction may otherwise direct. Each Prior Lien Agent is hereby authorized to make any such endorsements as agent for the Subordinated Lien Agent or Subordinated Lien Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of Prior Lien Obligations.
(b)    So long as the Discharge of Prior Lien Obligations has not occurred, if in any Insolvency or Liquidation Proceeding the Subordinated Lien Agent or any Subordinated Lien Claimholders shall receive any distribution of money or other property in respect of the Prior Lien Collateral (including any assets or proceeds subject to Liens that have been avoided or otherwise invalidated) or any distribution (whether or not constituting Prior Lien Collateral or the proceeds thereof) from the Company, any other Grantor or any of their respective bankruptcy estates on account of or in exchange for such party’s interest in the Prior Lien Collateral or other rights as a secured creditor in respect of the Prior Lien Collateral, such money or other property shall be segregated and held in trust and forthwith paid over to the Prior Lien Agent for the benefit of the Prior Lien Claimholders in the same form as received, with any necessary endorsements. Any Lien received by the Subordinated Lien Agent or any Subordinated Lien Claimholders in respect of any of the Subordinated Lien Obligations in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.
SECTION 5

OTHER AGREEMENTS
5.1    Releases.
(a)    (i) If in connection with any Enforcement Action by the ABL Agent or any other exercise of the ABL Agent’s remedies in respect of the ABL Priority Collateral, in each case prior to the Discharge of ABL Obligations, the ABL Agent, for itself or on behalf of any of the ABL Claimholders represented by it, releases any of its Liens on any part of the ABL Priority Collateral, then the Liens, if any, of the Term Agent, for itself or for the benefit of the Term Claimholders represented by it, on such ABL Priority Collateral shall be automatically, unconditionally and simultaneously released. The Term Agent, for itself or on behalf of the Term Claimholders represented by it, promptly shall execute and deliver to such enforcing ABL Agent or Grantor such termination statements, releases and other documents as the ABL Agent or Grantor may request to effectively confirm the foregoing releases.
(ii)    If in connection with any Enforcement Action by the Term Agent or any other exercise of the Term Agent’s remedies in respect of the Term Priority Collateral, in each case prior to the Discharge of Term Obligations, the Term Agent, for itself or on behalf of the Term Claimholders represented by it, releases any of its Liens on any part of the Term Priority Collateral, then the Liens, if any, of the ABL Agent, for itself or for the benefit of the ABL Claimholders represented by it, on such Term Priority Collateral, shall be automatically, unconditionally and simultaneously released. If in connection with any Enforcement Action or other exercise of rights and remedies by the Term Agent, in each case prior to the Discharge of Term Obligations, the equity interests of any Person are foreclosed upon or otherwise disposed of and the Term Agent releases its Lien on the property or assets of such Person and releases such Person from its guarantee, if any, of Term Obligations, then (A) upon the written request of the Term Agent and (B) concurrently with the ABL Agent’s receipt of an amount equal to the sum of (i) with respect to each Account of such Person constituting ABL Priority Collateral, the book value thereof and (ii) with respect to all Inventory of such Person, the orderly liquidation value of such Inventory based on and consistent with the then-current appraisal of such Inventory received by the ABL Agent with respect thereto or, if no such appraisal exists or if the most current appraisal is more than one year old, the book value thereof, the ABL Agent shall cause the Liens of the ABL Agent with respect to the property or assets of such Person, including ABL Priority Collateral and Term Priority Collateral, and the guaranty, if any, by such Persons of the ABL Obligations to be released to the same extent as the Liens of the Term Agent and guarantees of the Term Obligations are so released. The ABL Agent, for itself and on behalf of the ABL Claimholders represented by it, shall promptly execute and deliver to the Term Agent or Grantor such termination statements, releases and other documents as the Term Agent or Grantor may request to effectively confirm the foregoing releases.

(b)    If, in connection with any sale, lease, exchange, transfer or other disposition of any Collateral by any Grantor (collectively, a “Disposition”) permitted under the terms of the Prior Lien Loan Documents and not expressly prohibited under the terms of the Subordinated Lien Loan Documents (other than in connection with an Enforcement Action or other exercise of the Prior Lien Agent’s remedies in respect of the Collateral which shall be governed by Section 5.1(a)(i) above), each of the Prior Lien Agents, for itself and on behalf of any of the Prior Lien Claimholders represented by it, releases any of its Liens on any part of the Collateral, or, if applicable, releases any Guarantor Subsidiary from its obligations under its guaranty of the Prior Lien Obligations, in each case other than (A) in connection with, or following, the Discharge of Prior Lien Obligations and (B) after the occurrence and during the continuance of any Event of Default under the Subordinated Lien Loan Documents, then the Liens, if any, of the Subordinated Lien Agent, for itself or for the benefit of the Subordinated Lien Claimholders, on such Collateral, and the obligations of such Guarantor Subsidiary under its guaranty of the Subordinated Lien Obligations, shall be automatically, unconditionally and simultaneously released. The Subordinated Lien Agent, for itself or on behalf of any such Subordinated Lien Claimholders, promptly shall execute and deliver to the Prior Lien Agent or such Guarantor Subsidiary such termination statements, releases and other documents as the Prior Lien Agent or such Grantor may request to effectively confirm such release.
(c)    Until the Discharge of Prior Lien Obligations occurs, the Subordinated Lien Agent, for itself and on behalf of each other Subordinated Lien Claimholder, hereby irrevocably constitutes and appoints each Prior Lien Agent and any officer or agent of the Prior Lien Agent, with full power of substitution, as its true and lawful attorney‑in‑fact with full irrevocable power and authority in the place and stead of the Subordinated Lien Agent or such holder or in such Prior Lien Agent’s own name, from time to time in the Prior Lien Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of Prior Lien Obligations.
(d)    Until the Discharge of Prior Lien Obligations occurs, to the extent that the Prior Lien Agent and the Prior Lien Claimholders represented by it (i) have released any Lien on Collateral or any Guarantor Subsidiary from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new liens or additional guarantees from any Guarantor Subsidiary, then the Subordinated Lien Agent, for itself and on behalf of each other Subordinated Lien Claimholder, shall be granted a Lien on any such Collateral (except to the extent such lien represents a Declined Lien with respect to the Indebtedness and/or letters of credit represented by the Subordinated Lien Agent), subject to the lien subordination provisions of this Agreement, and an additional guaranty, as the case may be.
5.2    Insurance. (a) Unless and until the Discharge of ABL Obligations has occurred, the ABL Agent and the ABL Claimholders represented by it shall have the sole and exclusive right, subject to the rights of the Grantors under the ABL Loan Documents, to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the ABL Priority Collateral. Unless and until the Discharge of ABL

Obligations has occurred, and subject to the rights of the Grantors under the ABL Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the ABL Priority Collateral shall be paid first, to the ABL Agent for the benefit of the ABL Claimholders pursuant to the terms of the ABL Loan Documents (including for purposes of cash collateralization of letters of credit), second, upon a Discharge of ABL Obligations, and subject to the rights of the Grantors under the Term Loan Documents, to the Term Agent for the benefit of the Term Claimholders to the extent required under the Term Loan Documents, third, upon a Discharge of Term Obligations, to the ABL Agent for the benefit of holders of Excess ABL Obligations, if any, fourth, upon a Discharge of Excess ABL Obligations, to the Term Agent for the benefit of holders of Excess Term Obligations, if any, and fifth, to the extent no Excess ABL Obligations or Excess Term Obligations are outstanding, to the owner of the subject property, such other Person as may be lawfully entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of ABL Obligations has occurred, if any Term Agent or any Term Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the ABL Agent in accordance with the terms of Section 4.2.
(b)    Unless and until the Discharge of Term Obligations has occurred, the Term Agent and the Term Claimholders represented by it shall have the sole and exclusive right, subject to the rights of the Grantors under the Term Loan Documents, to adjust settlement for any insurance policy covering the Term Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Term Priority Collateral. Unless and until the Discharge of Term Obligations has occurred, and subject to the rights of the Grantors under the Term Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Term Priority Collateral shall be paid first, to the Term Agent for the benefit of the Term Claimholders pursuant to the terms of the Term Loan Documents, second, upon a Discharge of Term Obligations, and subject to the rights of the Grantors under the ABL Loan Documents, to the ABL Agent for the benefit of the ABL Claimholders to the extent required under the ABL Collateral Documents (including for purposes of cash collateralization of letters of credit), third, upon a Discharge of ABL Obligations, to the Term Agent for the benefit of holders of Excess Term Obligations, if any, fourth, upon a Discharge of Excess Term Obligations, to the ABL Agent for the benefit of holders of Excess ABL Obligations, if any, and fifth, to the extent no Excess Term Obligations or Excess ABL Obligations are outstanding, to the owner of the subject property, such other Person as may be lawfully entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of Term Obligations has occurred, if the ABL Agent or any ABL Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Term Agent in accordance with the terms of Section 4.2.
(c)    Notwithstanding the foregoing, to the extent any proceeds are received for business interruption or for any liability or indemnification and those proceeds are not compensation for a casualty loss with respect to the Term Priority Collateral, such proceeds shall first be applied to repay the ABL Obligations and then be applied, to the extent required by the Term Loan Documents, to the Term Obligations.

(d)    To effectuate the foregoing, and to the extent that the pertinent insurance company agrees to issue such endorsements, the ABL Agent and the Term Agent shall each receive separate lender’s loss payable endorsements naming themselves as loss payee, as their interests may appear, with respect to policies which insure the ABL Priority Collateral and the Term Priority Collateral.
(e)    To the extent that an insured loss covers or constitutes both ABL Priority Collateral and Term Priority Collateral, then the ABL Agent and the Term Agent will work jointly and in good faith to collect, adjust or settle (subject to the rights of the relevant grantors under the ABL Loan Documents and the Term Loan Documents) under the relevant insurance policy, with the proceeds thereof being applied in accordance with the provisions of Section 4.1 of this Agreement.
5.3    Amendments to ABL Loan Documents and Term Loan Documents.
(a)    The ABL Loan Documents and Term Loan Documents may be amended, restated, amended and restated, supplemented or Refinanced or otherwise modified from time in accordance with their terms and the terms of the applicable Subordinated Lien Loan Documents, all without affecting the Lien subordination or other provisions of this Agreement. (i) The ABL Obligations may be Refinanced without notice to, or the consent of the Term Agent or the other Term Claimholders and (ii) the Term Obligations may be Refinanced without notice to, or consent of, the ABL Agent or the other ABL Claimholders, in each case, without affecting the Lien subordination and other provisions of this Agreement so long as such Refinancing is on terms and conditions that would not violate this Agreement, any of the Term Loan Documents or the ABL Loan Documents in effect at that time; provided, however, that, in each case, the holders of any such Refinancing debt that is purported to be secured by a Lien on any Collateral shall bind themselves in a writing satisfactory to the ABL Agent and Term Agent to the terms of this Agreement; provided, further, however, that, if such Refinancing debt is secured by a Lien on any Collateral the holders of such Refinancing debt shall be deemed bound by the terms hereof regardless of whether or not such writing is provided.
(b)    The ABL Agent and the Term Agent shall each use good faith efforts to notify the other Agents of any written amendment or modification to the ABL Loan Documents and the Term Loan Documents, respectively, but the failure to provide such notice shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any other Person.
5.4    Confirmation of Subordination in Subordinated Lien Collateral Documents. Prior to the Discharge of Prior Lien Obligations, the Company agrees that each Subordinated Lien Loan Document shall include the following language (or language to similar effect approved by the Prior Lien Agent):
“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [ABL][Term] Agent pursuant to this Agreement and the exercise of any right or remedy by the [ABL][Term] Agent hereunder are subject to the provisions of the Amended and Restated Intercreditor Agreement, dated as of March 6, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among [________], _______________, as ABL Agent and ______________, as Term Agent and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”
5.5    Gratuitous Bailee/Agent for Perfection.
(a)    The ABL Agent and the Term Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as (i) in the case of the ABL Agent, the collateral agent for the ABL Claimholders under the ABL Loan Documents for which the ABL Agent is acting as agent or, in the case of the Term Agent, the collateral agent for the Term Claimholders under the Term Loan Documents for which the Term Agent is acting as agent and (ii) non-fiduciary, gratuitous bailee for the benefit of each other Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the ABL Loan Documents and the Term Loan Documents, respectively, subject to the terms and conditions of this Section 5.5. Each Agent hereby appoints each other Agent as their non-fiduciary gratuitous bailee for the purposes of perfecting their security interest in all Pledged Collateral in which such other Agent has a perfected security interest under the UCC. Solely with respect to any Deposit Accounts under the control of the ABL Agent (other than any Deposit Account holding ABL Exclusive Priority Cash Collateral), the ABL Agent agrees to also hold such control as gratuitous agent for the Term Agent subject to the terms and conditions of this Section 5.5. Solely with respect to the TL Proceeds and Priority Collateral Account under the control of the Term Agent, the Term Agent agrees to also hold such control as gratuitous agent for the ABL Agent subject to the terms and conditions of this Section 5.5. The ABL Agent and the Term Agent hereby accepts such appointments pursuant to this Section 5.5(a) and acknowledges and agrees that it shall hold the Pledged Collateral for the benefit of the other Claimholders with respect to any Pledged Collateral and that any proceeds received by such Agent under any Pledged Collateral shall be applied in accordance with Article IV.
(b)    Each Agent shall have no obligation whatsoever to any Claimholders or other Agents to ensure that the Pledged Collateral is genuine or owned by any of the Grantors, to perfect the security interest of any other Agent or any other Claimholder or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the ABL Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee (and with respect to Deposit Accounts, agent) in accordance with this Section 5.5 and delivering the Pledged Collateral upon a Discharge of ABL Obligations as provided in Section 5.5(d) below or upon a Discharge of Term Obligations as provided in Section 5.5(e) below.
(c)    None of the Agents shall have by reason of the Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of any other Agent or Claimholder represented by such other Agent. Each Agent and the respective Claimholders represented by it hereby waives and releases each other Agent and the respective Claimholders represented by it from all claims and liabilities arising pursuant to such Agent’s role under this

Section 5.5 as gratuitous bailee and gratuitous agent with respect to the Pledged Collateral. It is understood and agreed that the interests of the ABL Agent and the ABL Claimholders, on the one hand, and the Term Agent and the Term Claimholders on the other hand, may differ and each of the ABL Agent and Term Agent and each of the ABL Claimholders and Term Claimholders shall be fully entitled to act in their own interest without taking into account the interests of any other Agents or Claimholders represented by such other Agent.
(d)    Upon the Discharge of ABL Obligations, the ABL Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (such endorsement shall be without recourse and without any representations or warranties) in the following order: first, if a Discharge of Term Obligations has not already occurred, to the Term Agent until a Discharge of Term Obligations has occurred and second, if a Discharge of Excess ABL Obligations has not already occurred, to the ABL Agent for application to any Excess ABL Obligations until a Discharge of Excess ABL Obligations has occurred, and third, if a Discharge of Excess Term Obligations has not already occurred, to the Term Agent for application to any Excess Term Obligations until a Discharge of Excess Term Obligations has occurred, and fourth, to the Company or as a court of competent jurisdiction may otherwise direct. The ABL Agent further agrees to take all other action reasonably requested by the Term Agent at the expense of the Term Agent or the Company in connection with the Term Agent obtaining a first‑priority interest in the ABL Priority Collateral.
(e)    Upon the Discharge of Term Obligations, the Term Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (such endorsement shall be without recourse and without any representation or warranty) in the following order: first, to the ABL Agent until a Discharge of ABL Obligations has occurred second, if a Discharge of Excess Term Obligations has not already occurred, to the Term Agent for application to any Excess Term Obligations until a Discharge of Excess Term Obligations has occurred, and third, if a Discharge of Excess ABL Obligations has not already occurred, to the ABL Agent for application to any Excess ABL Obligations until a Discharge of Excess ABL Obligations has occurred, and fourth, to the Company or as a court of competent jurisdiction may otherwise direct. The Term Agent further agrees to take all other action reasonably requested by the ABL Agent at the expense of the ABL Agent or the Company in connection with the ABL Agent obtaining a first‑priority interest in the Term Priority Collateral.
(f)    Notwithstanding anything to the contrary contained in this Agreement, any obligation of either Agent, to make any delivery to the other Agent under Section 5.5(d), Section 5.5(e) or Section 5.6 is subject to (i) the order of any court of competent jurisdiction or (ii) any automatic stay imposed in connection with any Insolvency or Liquidation Proceeding
5.6    When Discharge of Obligations Deemed to Not Have Occurred.
(a)    If, at any time after the Discharge of ABL Obligations has occurred or contemporaneously therewith, the Company enters into any Additional ABL Credit Agreement which Additional ABL Credit Agreement is permitted by the Term Loan Documents, then such Discharge of ABL Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of ABL Obligations), and, from and after the date on which the ABL Agent under such Additional ABL Credit Agreement becomes a party to this Agreement in accordance with Section 9.18 hereof, the obligations under such Additional ABL Credit Agreement automatically shall be treated as ABL Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the ABL Agent under such Additional ABL Credit Agreement shall be the ABL Agent for all purposes of this Agreement and this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Upon receipt of a designation from the Company in accordance with Section 9.18 hereof, the Term Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such new ABL Agent shall reasonably request in order to provide to the new ABL Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the new ABL Agent any Pledged Collateral constituting ABL Priority Collateral held by it together with any necessary endorsements (or otherwise allow the new ABL Agent to obtain control of such Pledged Collateral). As provided in Section 9.18 hereof, the new ABL Agent shall agree in a writing addressed to the Term Agent and the Term Claimholders to be bound by the terms of this Agreement. If the new ABL Obligations under the new ABL Loan Documents are secured by assets of the Grantors constituting Collateral that do not also secure the Term Obligations, then the Term Obligations shall be secured at such time by a second-priority Lien on such assets to the same extent provided in the Term Collateral Documents and this Agreement except to the extent such Lien on such assets constitutes a Declined Lien.
(b)    If, at any time after the Discharge of Term Obligations has occurred or contemporaneously therewith, the Company enters into any Additional Term Loan Agreement which Additional Term Loan Agreement is permitted by the ABL Loan Documents, then such Discharge of Term Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Term Obligations), and, from and after the date on which the Term Agent under such Additional Term Loan Agreement becomes a party to this Agreement in accordance with Section 9.18 hereof, the obligations under such Additional Term Loan Agreement automatically shall be treated as Term Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Term Agent under such Additional Term Loan Agreement shall be the Term Agent for all purposes of this Agreement and this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Upon receipt of a designation from the Company in accordance with Section 9.18 hereof, the ABL Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such new Term Agent shall reasonably request in order to provide to the new Term Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the new Term Agent any Pledged Collateral constituting Term Priority Collateral held by it together with any necessary endorsements (or otherwise allow the new Term Agent to obtain control of such Pledged Collateral). As provided in Section 9.18 hereof, the new Term Agent shall agree in a writing addressed to the Term Agent and the Term Claimholders to be bound by the terms of this Agreement. If the new Term Obligations under the new Term Loan Documents are secured by assets of the Grantors constituting Collateral that do not also secure the ABL Obligations, then the ABL

Obligations shall be secured at such time by a second-priority Lien on such assets to the same extent provided in the ABL Collateral Documents and this Agreement except to the extent such Lien on such assets constitutes a Declined Lien.
SECTION 6

PURCHASE OPTIONS
6.1    Notice of Exercise.
(a)    Upon the occurrence and during the continuance of an ABL Default, if such ABL Default remains uncured or unwaived for at least thirty (30) consecutive days and the requisite ABL Claimholders have not agreed to forbear from the exercise of remedies, all or a portion of the Term Claimholders, acting as a single group, shall have the option at any time upon five (5) Business Days' prior written notice to the ABL Agent to purchase all of the ABL Obligations from the ABL Claimholders. Such notice from such Term Claimholders to the ABL Agent shall be irrevocable.
(b)    Upon the occurrence and during the continuance of a Term Default, if such Term Default remains uncured or unwaived for at least thirty (30) consecutive days and the requisite Term Claimholders have not agreed to forbear from the exercise of remedies, all or a portion of the ABL Claimholders, acting as a single group, shall have the option at any time upon five (5) Business Days' prior written notice to the Term Agent to purchase all of the Term Obligations from the Term Claimholders. Such notice from such ABL Claimholders to the Term Agent shall be irrevocable.
6.2    Purchase and Sale.
(a)    On the date specified by the relevant Term Claimholders in the notice contemplated by Section 6.1(a) above (which shall not be less than five (5) Business Days, nor more than twenty (20) calendar days, after the receipt by the ABL Agent of the notice of the relevant Term Claimholder's election to exercise such option), the ABL Claimholders shall sell to the relevant Term Claimholders, and the relevant Term Claimholders shall purchase from the ABL Claimholders, the ABL Obligations, provided that, the ABL Agent and the ABL Claimholders shall retain all rights to be indemnified or held harmless by the ABL Credit Parties in accordance with the terms of the ABL Loan Documents but shall not retain any rights to the security therefor.
(b)    On the date specified by the relevant ABL Claimholders in the notice contemplated by Section 6.1(b) above (which shall not be less than five (5) Business Days, nor more than twenty (20) calendar days, after the receipt by the Term Agent of the notice of the relevant ABL Claimholder's election to exercise such option), the Term Claimholders shall sell to the relevant ABL Claimholders, and the relevant ABL Claimholders shall purchase from the Term Claimholders, the Term Obligations, provided that, the Term Agent and the Term Claimholders shall retain all rights to be indemnified or held harmless by the Company and Term Lenders in accordance with the terms of the Term Loan Documents but shall not retain any rights to the security therefor.
6.3    Payment of Purchase Price.

Upon the date of such purchase and sale, the relevant Term Claimholders or the relevant ABL Claimholders, as applicable, shall (a) pay to the ABL Agent for the benefit of the ABL Claimholders (with respect to a purchase of the ABL Obligations) or to the Term Agent for the benefit of the Term Claimholders (with respect to a purchase of the Term Obligations) as the purchase price therefor the full amount of all the ABL Obligations or Term Obligations, as applicable, then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys' fees and legal expenses but specifically excluding any prepayment premium, termination or similar fees), (b) with respect to a purchase of the ABL Obligations, furnish cash collateral to the ABL Agent in a manner and in such amounts as the ABL Agent determines is reasonably necessary to secure the ABL Claimholders in connection with any issued and outstanding letters of credit, hedging obligations and cash management obligations secured by the ABL Loan Documents, (c) with respect to a purchase of the ABL Obligations, agree to reimburse the ABL Agent and the ABL Claimholders for any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the ABL Obligations, and/or as to which the ABL Agent has not yet received final payment, (d) agree to reimburse the ABL Claimholders or the Term Claimholders, as applicable, in respect of indemnification obligations of the respective parties obligated under the ABL Loan Documents or the Term Loan Documents, as applicable, as to matters or circumstances known to the ABL Agent or the Term Agent, as applicable, at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) to the ABL Claimholders or the Term Claimholders, as applicable, and (e) agree to indemnify and hold harmless the ABL Claimholders or the Term Claimholders, as applicable, from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the ABL Obligations or the Term Obligations, as applicable, as a direct result of any acts by any Term Claimholder or any ABL Claimholder, as applicable, occurring after the date of such purchase. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account in New York, New York as the ABL Agent or the Term Agent, as applicable, may designate in writing for such purpose.
6.4    Limitation on Representations and Warranties.
(a)    Such purchase shall be expressly made without representation or warranty of any kind by any selling party (or the applicable ABL Agent or the Term Agent) and without recourse of any kind, except that the selling party shall represent and warrant: (a) the amount of the ABL Obligations or Term Obligations, as applicable, being purchased from it, (b) that such ABL Claimholder or Term Claimholder, as applicable, owns the ABL Obligations or Term Obligations, as applicable, free and clear of any Liens or encumbrances and (c) that such ABL Claimholder or Term Claimholder, as applicable, has the right to assign such ABL Obligations or Term Obligations, as applicable, and the assignment is duly authorized.
SECTION 7

INSOLVENCY OR LIQUIDATION PROCEEDINGS
7.1    Finance and Sale Issues.

(a)    Until the Discharge of ABL Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the ABL Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting ABL Priority Collateral or proceeds thereof or to permit any Grantor to obtain financing, whether from the ABL Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) then the Term Agent, on behalf of itself and the Term Claimholders represented by it, agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meet the following requirements: (i) the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of ABL Obligations (exclusive of ABL Bank Product Obligations and all ABL Hedging Obligations) does not exceed the ABL Cap Amount; (ii) the Term Agent and the Term Claimholders represented by it retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests; and (iii) the terms of the DIP Financing (a) do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document, (b) do not expressly require the liquidation and/or sale of all or a material portion of the Term Priority Collateral prior to the default under such documentation or sale of Collateral that is not ABL Priority Collateral and (c) any Lien on the Term Priority Collateral to secure such DIP Financing is subordinate to the Lien of the Term Agent with respect thereto. To the extent the Liens securing the ABL Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iii) above, the Term Agent will subordinate its Liens in the ABL Priority Collateral to the Liens securing such DIP Financing (and all obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the ABL Agent or to the extent permitted by Section 7.3).
(b)    Until the Discharge of Term Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Term Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting Term Priority Collateral or proceeds thereof or to permit any Grantor to obtain DIP Financing, then the ABL Agent, on behalf of itself and the ABL Claimholders represented by it, agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meet the following requirements: (i) the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of Term Obligations does not exceed the Term Cap Amount; (ii) the ABL Agent and the ABL Claimholders represented by it retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests; and (iii) the terms of the DIP Financing (a) do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document, (b) do not expressly require the liquidation and/or sale of all or a material portion of the ABL Priority Collateral prior to the default under such documentation or sale of Collateral that is not Term Priority Collateral and (c) any Lien on the ABL Priority Collateral to secure such DIP Financing is subordinate to the Lien of the ABL Agent with respect thereto. To the extent the Liens securing the Term Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iii) above, the ABL Agent will subordinate its Liens in the Term Priority Collateral to the Liens securing such DIP Financing (and all obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the Term Agent or to the extent permitted by Section 7.3).
7.2    Relief from the Automatic Stay. Until the Discharge of Prior Lien Obligations has occurred, each Subordinated Lien Agent, on behalf of itself and the Subordinated Lien Claimholders represented by it, agrees that none of them shall (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Subordinated Lien Collateral, without the prior written consent of the Prior Lien Agent, unless a motion for adequate protection permitted under Section 7.3 has been denied by a bankruptcy court or (ii) oppose (or support any other Person in opposing) any request by any Prior Lien Agent for relief from such stay with respect to Prior Lien Collateral.
7.3    Adequate Protection.
(a)    Until the Discharge of Prior Lien Obligations has occurred, each Subordinated Lien Agent, on behalf of itself and the Subordinated Lien Claimholders represented by it, agrees that none of them shall contest (or support any other Person contesting):
(i)    any request by any Prior Lien Agent or any Prior Lien Claimholders for adequate protection under any Bankruptcy Law with respect to Prior Lien Collateral; or
(ii)    any objection by any Prior Lien Agent or any Prior Lien Claimholders to any motion, relief, action or proceeding based on such Prior Lien Agent or such Prior Lien Claimholders claiming a lack of adequate protection with respect to Prior Lien Collateral.
(b)    Notwithstanding the foregoing provisions in this Section 7.3, in any Insolvency or Liquidation Proceeding, if the Prior Lien Claimholders (or any subset thereof) are granted adequate protection with respect to Prior Lien Collateral in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then each Subordinated Lien Agent, on behalf of itself or any of the Subordinated Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Prior Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Subordinated Lien Obligations are so subordinated to the Prior Lien Obligations under this Agreement.
(c)    Each Subordinated Lien Agent, for itself and on behalf of each other Subordinated Lien Claimholder represented by it, agrees that notice of a hearing to approve DIP Financing or use of Cash Collateral on an interim basis shall be adequate if delivered to such Subordinated Lien Agent at least two (2) Business Days in advance of such hearing and that notice of a hearing to approve DIP Financing or use of Cash Collateral on a final basis shall be adequate if delivered to such Subordinated Lien Agent at least fifteen (15) days in advance of such hearing.
7.4    Avoidance Issues. If any Prior Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount paid in respect of Prior Lien Obligations (a “Recovery”), then such

Prior Lien Claimholders shall be entitled to a reinstatement of Prior Lien Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of Prior Lien Obligations shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. This Section 7.4 shall survive termination of this Agreement.
7.5    Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, both on account of Prior Lien Obligations and on account of Subordinated Lien Obligations, then, to the extent the debt obligations distributed on account of the Prior Lien Obligations and on account of the Subordinated Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
7.6    Post-Petition Interest. Neither the Subordinated Lien Agents nor any Subordinated Lien Claimholder shall oppose or seek to challenge any claim by the Prior Lien Agent or any Prior Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Prior Lien Obligations consisting of Post-Petition Interest to the extent of the value of any Prior Lien Claimholder’s Lien on Prior Lien Collateral, without regard to the existence of the Lien of the Subordinated Lien Agent on behalf of the Subordinated Lien Claimholders on such Collateral.
7.7    Waiver. Each Subordinated Lien Agent, for itself and on behalf of each other Subordinated Lien Claimholder represented by it, waives any claim it may hereafter have against any Prior Lien Claimholder arising out of the election of any Prior Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Prior Lien Collateral in any Insolvency or Liquidation Proceeding so long as such actions are not in express contravention of the terms of this Agreement.
7.8    Separate Grants of Security and Separate Classification. The Term Agent, for itself and on behalf of each other Term Claimholder represented by it, and the ABL Agent, for itself and on behalf of each other ABL Claimholder represented by it, acknowledge and agree that:
(a)    the grants of Liens pursuant to the ABL Collateral Documents and the Term Collateral Documents constitute separate and distinct grants of Liens; and
(b)    because of, among other things, their differing rights in the Collateral, the Term Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.
To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Claimholders and the Term Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Prior Lien Collateral is sufficient (for this purpose ignoring all claims held by the Subordinated Lien Claimholders), the Prior Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest, including any additional interest payable pursuant to the Prior Lien Loan Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding before any distribution is made in respect of the claims held by the Subordinated Lien Claimholders with respect to the Prior Lien Collateral, with each Subordinated Lien Agent, for itself and on behalf of each other Subordinated Lien Claimholder, hereby acknowledging and agreeing to turn over to the Prior Lien Agent, for itself and on behalf of each other Prior Lien Claimholder, Prior Lien Collateral or proceeds of Prior Lien Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Subordinated Lien Claimholders).
7.9    Effectiveness in Insolvency or Liquidation Proceedings. The parties hereto acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to any Grantor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.
7.10    Asset Dispositions.
(a)    Until the Discharge of ABL Obligations has occurred, the Term Agent, for itself and on behalf of each other Term Claimholder represented by it, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Term Claimholders will not seek consultation rights in connection with, and will not object or oppose (or support any Person in objecting or opposing) a motion for any Disposition of any ABL Priority Collateral free and clear of the Liens of the Term Agent and the Term Claimholders or other claims under Sections 363, 365, 1129 or 1141 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law (and including any motion for bid procedures or other procedures related to the Disposition that is the subject of such motion), and shall be deemed to have consented to any such Disposition of any ABL Priority Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by the ABL Agent; provided that the proceeds of such Disposition of any Collateral to be applied to the ABL Obligations or the Term Obligations are applied in accordance with Sections 4.1 and 4.2.
(b)    Until the Discharge of Term Obligations has occurred, the ABL Agent, for itself and on behalf of each other ABL Claimholder represented by it, agrees that, in the event of any Insolvency or Liquidation Proceeding, the ABL Claimholders will not seek consultation rights in connection with, and will not object or oppose (or support any Person in objecting or opposing) a motion for any Disposition of any Term Priority Collateral free and clear of the Liens of ABL Agent and the ABL Claimholders or other claims under Sections 363, 365, 1129 or 1141 of the

Bankruptcy Code, or any comparable provision of any Bankruptcy Law (and including any motion for bid procedures or other procedures related to the Disposition that is the subject of such motion), and shall be deemed to have consented to any such Disposition of any Term Priority Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by the Term Agent; provided that the proceeds of such Disposition of any Collateral to be applied to the ABL Obligations or the Term Obligations are applied in accordance with Sections 4.1 and 4.2.
(c)    The Term Claimholders agree that the ABL Claimholders shall have the right to credit bid under Section 363(k) of the Bankruptcy Code with respect to any Disposition of, the ABL Priority Collateral and the ABL Claimholders agree that the Term Claimholders shall have the right to credit bid under Section 363(k) of the Bankruptcy Code with respect to any Disposition of the Term Priority Collateral; provided that the Claimholders shall not be deemed to have agreed to any credit bid by other Claimholders in connection with the Disposition of Collateral consisting of both Term Priority Collateral and ABL Priority Collateral. The Term Agent, for itself and on behalf of each other Term Claimholder represented by it, agrees that, so long as the Discharge of ABL Obligations has not occurred, no Term Claimholder shall, without the prior written consent of the ABL Agent, credit bid under Section 363(k) of the Bankruptcy Code with respect to the ABL Priority Collateral. The ABL Agent, for itself and on behalf of each other ABL Claimholder represented by it, agrees that, so long as the Discharge of Term Obligations has not occurred, no ABL Claimholder shall, without the prior written consent of the Term Agent, credit bid under Section 363(k) of the Bankruptcy Code with respect to the Term Priority Collateral.
SECTION 8

RELIANCE; WAIVERS; ETC.
8.1    Reliance. Other than any reliance on the terms of this Agreement, the ABL Agent, on behalf of itself and the ABL Claimholders represented by it, acknowledges that it and such ABL Claimholders have, independently and without reliance on the Term Agent or any Term Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the applicable ABL Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the applicable ABL Loan Documents or this Agreement. Other than any reliance on the terms of this Agreement, the Term Agent, on behalf of itself and the Term Claimholders represented by it, acknowledges that it and such Term Claimholders have, independently and without reliance on the ABL Agent or any ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the applicable Term Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the applicable Term Loan Documents or this Agreement.
8.2    No Warranties or Liability. The ABL Agent, on behalf of itself and the ABL Claimholders represented by it, acknowledges and agrees that the Term Agent and the Term Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Term Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

Except as otherwise provided herein, the Term Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the applicable Term Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Term Agent, on behalf of itself and the Term Claimholders represented by it, acknowledges and agrees that each of the ABL Agent and the ABL Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the ABL Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the applicable ABL Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Term Agent and the Term Claimholders represented by it shall have no duty to the ABL Agent or any of the ABL Claimholders, and the ABL Agent and the ABL Claimholders represented by it shall have no duty to the Term Agent or any of the Term Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the ABL Loan Documents and the Term Loan Documents), regardless of any knowledge thereof with which they may have or be otherwise charged with.
8.3    No Waiver of Lien Priorities.
(a)    No right of the ABL Claimholders, the ABL Agent or any of them to enforce any provision of this Agreement or any ABL Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any ABL Claimholder or the ABL Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Loan Documents or any of the Term Loan Documents, regardless of any knowledge thereof which the ABL Agent or the ABL Claimholders, or any of them, may have or be otherwise charged with. No right of the Term Claimholders, the Term Agent or any of them to enforce any provision of this Agreement or any Term Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any Term Claimholder or the Term Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Loan Documents or any of the Term Loan Documents, regardless of any knowledge thereof which the Term Agent or the Term Claimholders, or any of them, may have or be otherwise charged with.
(b)    Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the ABL Loan Documents and subject to the provisions of Section 5.3), the ABL Claimholders, the ABL Agent and any of them may, at any time and from time to time in accordance with the ABL Loan Documents and/or applicable law, without the consent of, or notice to, the Term Agent or any Term Claimholders, without incurring any liabilities to the Term Agent or any Term Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Term Agent or any Term Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:
(i)    change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the ABL Obligations or any Lien on any ABL Priority Collateral or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the ABL Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the ABL Agent or any of the ABL Claimholders, the ABL Obligations or any of the ABL Loan Documents; provided that any such increase in the ABL Obligations shall not increase the sum of the Indebtedness constituting principal under the ABL Credit Agreement and the face amount of any letters of credit issued under the ABL Credit Agreement and not reimbursed to an amount in excess of the ABL Cap Amount;
(ii)    sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the ABL Priority Collateral or any liability of the Company or any other Grantor to the ABL Claimholders or the ABL Agent, or any liability incurred directly or indirectly in respect thereof;
(iii)    settle or compromise any ABL Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the ABL Obligations) in any manner or order; and
(iv)    exercise or delay in or refrain from exercising any right or remedy against the Company or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any ABL Priority Collateral and any guarantor or any liability of the Company or any other Grantor to the ABL Claimholders or any liability incurred directly or indirectly in respect thereof.
(c)    Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the Term Loan Documents and subject to the provisions of Section 5.3), the Term Claimholders, the Term Agent and any of them may, at any time and from time to time in accordance with the Term Loan Documents and/or applicable law, without the consent of, or notice to, the ABL Agent or any ABL Claimholders, without incurring any liabilities to the ABL Agent or any ABL Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the ABL Agent or any ABL Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:
(i)    change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Term Obligations or any Lien on any Term Priority Collateral or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Term Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Term Agent or any of the Term Claimholders, the Term Obligations or any of the Term Loan Documents; provided that any such increase in the Term Obligations shall not increase the sum of the Indebtedness constituting principal under the Term Loan Agreement to an amount in excess of the Term Cap Amount;
(ii)    sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Term Priority Collateral or any liability of the Company or any other Grantor to the Term Claimholders or the Term Agent, or any liability incurred directly or indirectly in respect thereof;
(iii)    settle or compromise any Term Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Term Obligations) in any manner or order; and
(iv)    exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any Term Priority Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the Term Claimholders or any liability incurred directly or indirectly in respect thereof.
8.4    Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Agent and the ABL Claimholders represented by it and the Term Agent and the Term Claimholders represented by it, respectively, hereunder shall remain in full force and effect irrespective of:
(a)    any lack of validity or enforceability of any ABL Loan Documents or any Term Loan Documents;
(b)    except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Term Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document or any Term Loan Document;
(c)    except as otherwise expressly set forth in this Agreement, any exchange, subordination, release or non-perfection of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Term Obligations or any guaranty thereof;
(d)    the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or
(e)    any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the ABL Agent, the ABL Obligations, any ABL Claimholder, the Term Agent, the Term Obligations or any Term Claimholder in respect of this Agreement.

SECTION 9

MISCELLANEOUS
9.1    Integration/Conflicts. This Agreement, the ABL Loan Documents and the Term Loan Documents represent the entire agreement of the Grantors, the ABL Claimholders and the Term Claimholders with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by the ABL Claimholders or the Term Claimholders relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. As between the ABL Claimholders on the one hand and the Term Claimholders on the other, in the event of any conflict between the provisions of this Agreement and the provisions of the ABL Loan Documents or the Term Loan Documents, the provisions of this Agreement shall govern and control.
9.2    Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the ABL Claimholders and the Term Claimholders may continue, at any time and without notice to any other Agent or any other Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor in reliance hereof. The ABL Agent and Term Agent, on behalf of itself and the ABL Claimholders and the Term Claimholders represented by it, respectively, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor‑in‑possession and any receiver, trustee or similar person for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:
(a)    with respect to the ABL Agent, the ABL Claimholders and the ABL Obligations, on the date on which the ABL Obligations are no longer secured by, and no longer required to be secured by, any of the Collateral, subject to the rights of such ABL Claimholders under Sections 5.6 and 7.4; and
(b)    with respect to the Term Agent, the Term Claimholders and the Term Obligations, on the date on which the Term Obligations are no longer secured by, and no longer required to be secured by, any of the Collateral, subject to the rights of such Term Claimholders under Sections 5.6 and 7.4.

provided, however, that in each case, such termination shall not relieve any such part of its obligations incurred hereunder prior to the date of such termination.
9.3    Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Term Agent or the ABL Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly and adversely affected, provided that no such amendment, modification or waiver shall be binding upon the Grantors unless they have consented to such amendment, modification or waiver.
9.4    Information Concerning Financial Condition of the Company and its Subsidiaries.
(a)    The ABL Agent and the ABL Claimholders, on the one hand, and the Term Claimholders and the Term Agent, on the other hand, shall each be responsible for keeping themselves informed of (i) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the ABL Obligations or the Term Obligations and (ii) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Obligations. The ABL Agent and the ABL Claimholders shall have no duty to advise the Term Agent or any Term Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. The Term Agent and the Term Claimholders shall have no duty to advise the ABL Agent or any ABL Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.
(b)    In the event the ABL Agent or any of the ABL Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Term Agent or any Term Claimholder, it or they shall be under no obligation:
(i)    to make, and the ABL Agent and the ABL Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;
(ii)    to provide any additional information or to provide any such information on any subsequent occasion;
(iii)    to undertake any investigation; or
(iv)    to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
(c)    In the event the Term Agent or any of the Term Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the ABL Agent or any ABL Claimholder, it or they shall be under no obligation:

(i)    to make, and the Term Agent and the Term Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;
(ii)    to provide any additional information or to provide any such information on any subsequent occasion;
(iii)    to undertake any investigation; or
(iv)    to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
9.5    Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Subordinated Lien Claimholders or the Subordinated Lien Agent pays over to the Prior Lien Agent or the Prior Lien Claimholders under the terms of this Agreement, the Subordinated Lien Claimholders and the Subordinated Lien Agents shall be subrogated to the rights of the Prior Lien Agents and the Prior Lien Claimholders; provided that each Subordinated Lien Agent, on behalf of itself and the Subordinated Lien Claimholders represented by it, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Prior Lien Obligations has occurred. The Company and the other Grantors acknowledge and agree that the value of any payments or distributions in cash, property or other assets received by any Subordinated Lien Agent or the Subordinated Lien Claimholders that are paid over to the Prior Lien Agent or the Prior Lien Claimholders pursuant to this Agreement shall not reduce any of the Subordinated Lien Obligations.
9.6    Submission to Jurisdiction; Certain Waivers. Each party hereto hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents (whether arising in contract, tort or otherwise), or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;
(b)    agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court;
(c)    agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other ABL Loan Document or Term Loan Document shall affect any right that any ABL Claimholder or Term Claimholder may otherwise have to bring any action or proceeding relating to this Agreement or any other ABL Loan Document or Term Loan Document against any Grantor or any of its assets in the courts of any jurisdiction;

(d)    waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);
(e)    consents to service of process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the applicable party at its address provide in accordance with Section 9.8 (and agrees that nothing in this Agreement or any other ABL Loan Document or Term Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable law);
(f)    agrees that service as provided in clause (e) above is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and
(g)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.
9.7    WAIVER OF JURY TRIAL. EACH PARTY HERETO, THE COMPANY AND EACH OTHER GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO AND THE COMPANY AND THE OTHER GRANTORS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO AND THE COMPANY AND THE OTHER GRANTORS FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
9.8    Notices. All notices to the Term Claimholders and the ABL Claimholders permitted or required under this Agreement shall also be sent to the Term Agent and the ABL Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto or in the Joinder Agreement pursuant to which it becomes a party hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
9.9    Further Assurances. The ABL Agent, for itself and on behalf of each other ABL Claimholder represented by it under the applicable ABL Loan Documents, and the Term Agent, for itself and on behalf of each other Term Claimholder represented by it under the applicable Term Loan Documents, and the Company and the other Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the ABL Agent or the Term Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.
9.10    APPLICABLE LAW. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS IN THE COLLATERAL).
9.11    Binding on Successors and Assigns. This Agreement shall be binding upon the ABL Agent, the ABL Claimholders, the Term Agent, the Term Claimholders, the Company and the other Grantors and their respective successors and assigns from time to time. If the ABL Agent or the Term Agent resigns or is replaced pursuant to the ABL Credit Agreement or the Term Loan Agreement, as applicable, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of any Grantor, including where any such trustee, debtor-in-possession, creditor trust or other representative of an estate is the beneficiary of a Lien securing Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.
9.12    Headings. The section headings and table of contents used in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose, be given any substantive effect, affect the construction hereof or be taken into consideration in the interpretation hereof.
9.13    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

9.14    Authorization. By its signature, each Person executing this Agreement, on behalf of such Person but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
9.15    No Third Party Beneficiaries / Provisions Solely to Define Relative Rights. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the ABL Claimholders and the Term Claimholders and their respective successors and assigns from time to time. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Agent and the ABL Claimholders on the one hand and the Term Agent and the Term Claimholders on the other hand. Nothing herein shall be construed to limit the relative rights and obligations as among the ABL Claimholders or as among the Term Claimholders. Other than as set forth in Section 9.3 and Section 9.18, none of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Company nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the ABL Obligations and the Term Obligations as and when the same shall become due and payable in accordance with their terms.
9.16    No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action.
9.17    Additional Grantors. Each Grantor agrees that it shall ensure that each of its Subsidiaries that is or is to become a party to any ABL Loan Document or Term Loan Document shall either execute this Agreement on the date hereof or shall confirm that it is a Grantor hereunder pursuant to a joinder agreement substantially in the form attached hereto as Exhibit A that is executed and delivered by such Subsidiary prior to or concurrently with its execution and delivery of such ABL Loan Document or such Term Loan Document.
9.18    Additional Credit Agreements. To the extent, but only to the extent, permitted by the provisions of the ABL Loan Documents and the Term Loan Documents, and subject to the Term Cap Amount, the Company may incur or issue and sell one or more series or classes of Indebtedness under credit agreements, debt facilities, indentures and/or commercial paper facilities that the Company designates as an Additional ABL Credit Agreement or Additional Term Loan Agreement as applicable. In order to so designate any credit agreements, debt facilities, indentures and/or commercial paper facilities as an Additional ABL Credit Agreement or an Additional Term Loan Agreement as applicable, such credit agreements, debt facilities, indentures and/or commercial paper facilities must satisfy the requirements of the definition of Additional ABL Credit Agreement or Additional Term Loan Agreement as applicable and the Company must deliver to each Agent a designation in substantially the form of Exhibit B hereto. Additionally, the Agent under such Additional ABL Credit Agreement or Additional Term Loan Agreement shall have executed and delivered to each other Agent a joinder agreement in substantially the form of Exhibit C hereto whereby such new Agent agrees to be bound by the terms of this Agreement and represents and warrants that the Additional ABL Credit Agreement or Additional Term Loan Agreement, as

applicable, provides that the Claimholders thereunder will be subject to and bound by the provisions of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.
Initial ABL Agent
BANK OF AMERICA, N.A.,
as Initial ABL Agent
By:    /s/ Ajay Jagsi
Name:    Ajay Jagsi
Title:    Vice President
Bank of America, N.A.
901 Main Street, 11th Floor
Mail Code: TX1-492-11-23
Dallas, Texas 75202
Attention: Ajay S. Jagsi
Facsimile (214) 209-4766

Initial Term Agent

CORTLAND PRODUCTS CORP.,
as Initial Term Agent
By:    /s/ Matthew Trybula
Name:    Matthew Trybula
Title:    Associate Counsel
CORTLAND CAPITAL MARKET SERVICES LLC,
as Initial Term Agent
By:    /s/ Matthew Trybula
Name:    Matthew Trybula
Title:    Associate Counsel
225 West Washington Street, 21st Floor
Chicago, Illinois 60606
Attn: Ryan Morick and Legal Department

Acknowledged and Agreed to by:
KEY ENERGY SERVICES, INC.
By:    /s/ J. Marshall Dodson
Name:    J. Marshall Dodson
Title:    Interim Chief Financial Officer,
Senior Vice President and
Chief Financial Officer
1301 McKinney Street, Suite 1800
Houston, TX 77010
Attn: Marshall Dodson
Telecopy: 713.651.4556

KEY ENERGY SERVICES, LLC
By:    /s/ J. Marshall Dodson
Name:    J. Marshall Dodson
Title:    Interim Chief Financial Officer,
Senior Vice President and
Chief Financial Officer

Exhibit A
to Amended and Restated Intercreditor Agreement

[FORM OF] GRANTOR JOINDER AGREEMENT NO. [ ] dated as of [      ], 20[  ] to the AMENDED AND RESTATED INTERCREDITOR AGREEMENT dated as of March 6, 2020 (the “ABL Intercreditor Agreement”), among [______________] as Initial ABL Agent and [____________] as Initial Term Agent and the additional Agents from time to time a party thereto, and acknowledged and agreed to by Key Energy Services, Inc., a Delaware corporation (the “Company”), and certain subsidiaries of the Company (each a “Grantor”).
Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the ABL Intercreditor Agreement.
The undersigned, [______________], a [________________], (the “New Grantor”) wishes to acknowledge and agree to the ABL Intercreditor Agreement and become a party thereto to the limited extent contemplated by Section 9.15 thereof and to acquire and undertake the rights and obligations of a Grantor thereunder.
Accordingly, the New Grantor agrees as follows for the benefit of the Agents and the Claimholders:
Section 1.Accession to the ABL Intercreditor Agreement. The New Grantor (a) acknowledges and agrees to, and becomes a party to the ABL Intercreditor Agreement as a Grantor to the limited extent contemplated by Section 9.15 thereof, (b) agrees to all the terms and provisions of the ABL Intercreditor Agreement and (c) shall have all the rights and obligations of a Grantor under the ABL Intercreditor Agreement. This Grantor Joinder Agreement supplements the ABL Intercreditor Agreement and is being executed and delivered by the New Grantor pursuant to Section 9.17 of the ABL Intercreditor Agreement.
Section 2.    Representations, Warranties and Acknowledgement of the New Grantor. The New Grantor represents and warrants to each Agent and to the Claimholders that (a) it has full power and authority to enter into this Grantor Joinder Agreement, in its capacity as Grantor and (b) this Grantor Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Grantor Joinder Agreement.
Section 3.    Counterparts. This Grantor Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Grantor Joinder Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Grantor Joinder Agreement or such other document or instrument, as applicable.
Section 4.    Section Headings. Section heading used in this Grantor Joinder Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken in consideration in the interpretation hereof.

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Section 5.    Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the ABL Intercreditor Agreement subject to any limitations set forth in the ABL Intercreditor Agreement with respect to the Grantors.
Section 6.    Governing Law. THIS GRANTOR JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 7.    Severability. In case any one or more of the provisions contained in this Grantor Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the ABL Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 8.    Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.8 of the ABL Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature hereto, which information supplements Section 9.8 of the ABL Intercreditor Agreement.
Section 9.    Miscellaneous. The provisions of Article 9 of the ABL Intercreditor Agreement will apply with like effect to this Grantor Joinder Agreement.

IN WITNESS WHEREOF, the New Grantor has duly executed this designation as of the day and year first above written.
[___________________________________]
By
Name:
Title:

2

Exhibit B
[Form of] Credit Agreement Designation

[FORM OF] CREDIT AGREEMENT DESIGNATION NO. [ ] (this “Designation”) dated as of [      ], 20[  ] with respect to the AMENDED AND RESTATED INTERCREDITOR AGREEMENT dated as of March 6, 2020 (the “ABL Intercreditor Agreement”), among [______________] as Initial ABL Agent and [____________] as Initial Term Agent and the additional Agents from time to time a party thereto, and acknowledged and agreed to by Key Energy Services, Inc., a Delaware corporation (the “Company”), and certain subsidiaries of the Company (each a “Grantor”).
Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the ABL Intercreditor Agreement.
This Designation is being executed and delivered in order to designate the below described credit agreement, debt facility, indenture and/or commercial paper facility as an [Additional ABL Credit Agreement]/[Additional Term Loan Agreement] entitled to the benefit of and subject to the terms of the ABL Intercreditor Agreement.
The undersigned, the duly appointed [specify title of Responsible Officer] of the Company hereby certifies on behalf of the Company that:
Section 1.[Insert name of the Company or other Grantor] intends to enter into [describe new debt facility] (the “New Debt Facility”) which New Debt Facility satisfies all requirements of the ABL Intercreditor Agreement to be an [Additional ABL Credit Agreement]/[Additional Term Loan Agreement] and it is hereby designated as such.
Section 2.The incurrence of the Indebtedness or letters of credit under the New Debt Facility is permitted by each applicable ABL Loan Document and Term Loan Document.
Section 3. The name and address of the Agent for such New Debt Facility is:
[Insert name and all capacities; Address]
Telephone:    ___________________
Fax:    ___________________
Email    ___________________
Email:    ___________________
[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the Company has duly executed this designation as of the day and year first above written.
[___________________________________]
By
Name:
Title:

2

Exhibit C
to Amended and Restated Intercreditor Agreement

JOINDER AGREEMENT NO. with respect to the AMENDED AND RESTATED INTERCREDITOR AGREEMENT dated as of March 6, 2020 (the “ABL Intercreditor Agreement”), among [______________] as Initial ABL Agent and [____________] as Initial Term Agent and the additional Agents from time to time a party thereto, and acknowledged and agreed to by Key Energy Services Inc., a Delaware corporation (the “Company”), and certain subsidiaries of the Company (each a “Grantor”).
A.    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the ABL Intercreditor Agreement.
B.    The undersigned (the “New Agent”) is the Agent under the [described facility] which has been designated by the Company as an [Additional ABL Credit Agreement]/[Additional Term Loan Agreement] entitled to the benefit of and subject to the terms of the ABL Intercreditor Agreement.
C.    The New Agent wishes to become a party to the ABL Intercreditor Agreement as [an ABL Agent][a Term Agent] in accordance with the provisions of the ABL Intercreditor Agreement.
Accordingly, the New Agent agrees as follows, for the benefit of each other party to the ABL Intercreditor Agreement:
Section 1. Accession to the ABL Intercreditor Agreement. The New Agent (a) hereby accedes and becomes a party to the ABL Intercreditor Agreement as [an ABL Agent][a Term Agent], (b) agrees, for itself and on behalf of the holders of the [ABL Obligations] [Term Obligations] represented by it, to all the terms and provisions of the ABL Intercreditor Agreement and (c) shall have all the rights and obligations of an Agent under the ABL Intercreditor Agreement.
Section 2. Representations, Warranties and Acknowledgement of the New Agent. The New Agent represents and warrants to each other Agent and to the Claimholders that (a) it has full power and authority to enter into this Joinder Agreement, in its capacity as [an ABL Agent]/[a Term Agent] with respect to the [ABL Obligations] [Term Obligations] represented by it, (b) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Joinder Agreement and (c) the [ABL Loan Documents] [Term Documents] relating to such [ABL Obligations] [Term Obligations] provide that, upon the New Agent’s entry into this Joinder Agreement, the Claimholders in respect of such [ABL Obligations] [Term Obligations] will be subject to and bound by the provisions of the ABL Intercreditor Agreement.
Section 3. Counterparts. This Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Joinder Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Joinder Agreement or such other document or instrument, as applicable

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Section 4. Section Headings. Section heading used in this Joinder Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken in consideration in the interpretation hereof.
Section 5. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the ABL Intercreditor Agreement subject to any limitations set forth in the ABL Intercreditor Agreement with respect to the Grantors.
Section 6. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 7. Severability. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the ABL Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 8. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 8.8 of the ABL Intercreditor Agreement. All communications and notices hereunder to the New Agent shall be given to it at the address set forth under its signature hereto, which information supplements Section 8.8 of the ABL Intercreditor Agreement.

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IN WITNESS WHEREOF, the New Agent has duly executed this Joinder Agreement to the ABL Intercreditor Agreement as of the day and year first above written.
[NAME OF NEW AGENT], as [ABL Agent][Term Agent]
By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

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